AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2004

                                                           REGISTRATION NO. 333-
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                               VICOM, INCORPORATED
            (Exact name of registration as specified in its charter)

                 MINNESOTA                                      4813                                     41-1255001
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)                Classification Code Number)                     Identification No.)


                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                 JAMES L. MANDEL
                             CHIEF EXECUTIVE OFFICER
                                   VICOM INC.
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                   COPIES TO:

                              STEVEN M. BELL, ESQ.
                                   VICOM INC.
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
                                   -----------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO PUBLIC: As soon as practicable after this
                    registration statement becomes effective.
                                   -----------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

                                                                                                             Page 1

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------- ---------------- ------------------------ ---------------------- ---------------
                                                                                              Proposed Maximum
             Title of Each Class of                                   Proposed Maximum            Aggregate          Amount of
          Securities to be Registered                Amount to         Offering Price        Offering Price (1)     Registration
                                                   Be Registered        Per Unit (1)                                    Fee
------------------------------------------------- ---------------- ------------------------ ---------------------- ---------------
Shares of Common Stock par value $0.01 per share        1,650,000                    $1.33             $2,194,500         $278.00
------------------------------------------------- ---------------- ------------------------ ---------------------- ---------------
Shares of Common Stock, par value $0.01 per               554,500                    $1.33               $737,485          $93.00
share, underlying Warrants
------------------------------------------------- ---------------- ------------------------ ---------------------- ---------------
Totals                                                  2,204,500                    $1.33             $2,931,985         $371.00
------------------------------------------------- ---------------- ------------------------ ---------------------- ---------------


         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based on the closing price for the common stock on July 6, 2004 as reported on the Nasdaq Stock Market.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 (Subject to Completion) THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS Issued July 9, 2004

                               VICOM, INCORPORATED

                        2,204,500 Shares of Common Stock


         The selling shareholders are offering up to an aggregate of 2,204,500 shares of our common stock. Of the shares of common stock being offered by the selling shareholders, (i) 554,500 shares may be purchased upon exercise of outstanding warrants and (ii) 1,650,000 shares are currently owned by shareholders who acquired such shares in private placements to accredited investors.

         We will not receive any proceeds from the sale of common stock by the selling shareholders under this prospectus. However, we will receive proceeds upon any exercise of the warrants. See "Use of Proceeds" on page 7.

         Our common stock is traded on the Nasdaq Stock Market under the symbol "VICM." On July 6, 2004, the closing price of our common stock as reported by NASDAQ was $1.33 per share.

         The selling shareholders may offer the shares through public or private transactions, on or off the NASDAQ Stock Market exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may make sales directly to purchasers or through agents, dealers or underwriters.

                                   -----------

                 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
                                   -----------

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   -----------

                   THE DATE OF THIS PROSPECTUS IS JULY 9, 2004.

                                TABLE OF CONTENTS

                                                    Page
                                                    ----
Prospectus Summary                                    4
Risk Factors                                          7
Forward-Looking Statements                            9
Use of Proceeds                                      10
Dividend Policy                                      10
Capitalization                                       10
Selected Financial Data                              11
Management's Discussion and Analysis of
  Financial Condition and Results of Operations      12
Business                                             19
Management                                           24
Certain Transactions                                 31
Principal and Selling Shareholders                   33
Plan of Distribution                                 36
Description of Securities                            37
Legal Matters                                        39
Experts                                              39
Where You Can Find More Information                  39
Index to Financial Statements                        F1


                                2,204,500 Shares

                                     Vicom,
                                  Incorporated

                                  Common Stock

                              --------------------

                                   PROSPECTUS
                              ---------------------

                                   July 9, 2004

                               PROSPECTUS SUMMARY

         This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus and the documents we have referred you to in "Where You Can Find More Information" for more information about Vicom and our financial statements. In this prospectus, references to "Vicom," "we," "us" "our" and "Company" refer to Vicom, Incorporated and its subsidiaries.

                                   Our Company

         Vicom, Incorporated (Vicom) is a Minnesota corporation formed in September 1975. Vicom has two operating divisions: 1) Multiband Business Services (MBS, legally known as Corporate Technologies, USA, Inc dba Multiband), and Multiband Consumer Services (MCS), which encompasses the wholly owned subsidiary corporations, Multiband USA, Inc., URON, Inc. and Minnesota Digital Universe, Inc.

         Vicom completed an initial public offering in June 1984. In November 1992, Vicom became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Vicom regained its reporting company status. In December, 2000, Vicom stock began trading on the NASDAQ stock exchange under the symbol VICM.

         Vicom's website is located at: www.vicominc.net.
                                        ----------------

         As of June 2, 2004, MBS was providing telephone equipment and service to approximately 800 customers, with approximately 17,000 telephones in service. In addition, MBS provided computer products and services to approximately 1,800 customers. Telecommunications systems distributed by MBS are intended to provide users with flexible, cost-effective alternatives as compared to systems available from major telephone companies, including those formerly comprising the Bell System and from other interconnect telephone companies.

         MBS provides a full range of voice, data and video communications systems and service, system integrations, training and related communication sales and support activities for commercial, professional and institutional customers, most of which are located in Minnesota and North Dakota. MBS purchases products and equipment from NEC America, Inc. (NEC), Cisco Systems, Inc. (Cisco), Nortel Networks Corp (Nortel), Tadiran Telecommunications, Inc. (Tadiran), and other manufacturers of communications and electronic products and equipment. MBS uses these products to design telecommunications and computer systems to fit its customers' specific needs and demands.

Numbers of Units/Customers

         At June 2, 2004, MCS had 10,128 subscribers using its services (1,110 using voice services, 6,738 using video services and 2,280 using internet services).

                                  THE OFFERING

--------------------------------------------------- --------------------------------------------------------------------------------
Common stock offered                                  1,650,000   (1)
--------------------------------------------------- --------------------------------------------------------------------------------
Common stock to be outstanding after the offering   26,413,332   (2)
--------------------------------------------------- --------------------------------------------------------------------------------
                                                    Use of  proceeds  We intend to use the net  proceeds  from the  exercise  of the warrants for working capital and other general  corporate  purposes.  See"Use of
                                                    Proceeds".
--------------------------------------------------- --------------------------------------------------------------------------------


(1) The selling shareholders are offering up to an aggregate of 2,204,500 shares of our common stock. Of the shares of common stock being offered by the selling shareholders, (i) 554,500 shares may be purchased upon exercise of outstanding warrants and (ii)1,650,000 shares are currently owned by shareholders who acquired such shares in private placements to accredited investors.

(2) The information is based on the number of shares of common stock outstanding as of June 2, 2004 and assumes that all of the warrants to purchase 554,500 shares were exercised. The number of shares outstanding does not include the following:

     o 7,678,938 shares of common stock issuable upon the exercise of warrants outstanding as of June 2, 2004 with a weighted average exercise price of $1.88 per share;

     o 7,141 shares of unvested restricted stock grants as of June 2, 2004 with a weighted average grant price of $2.76 per share;

     o 2,500,000 shares of common stock reserved for additional issuances under our stock plans as of June 2, 2004; and

     o 1,055,155 shares of common stock issuable upon the conversion of shares of our 8% Class A Cumulative Convertible Preferred Stock ("Class A Preferred"), 10% Class B Cumulative Convertible Preferred Stock ("Class B Preferred"), 10% Class C Cumulative Convertible Preferred Stock ("Class C Preferred") and 15% Class E Cumulative Convertible Preferred Stock ("Class E Preferred") outstanding as of June 2, 2004.

     o    941,558 shares upon conversion of a note owed as of June 2, 2004.

                             SUMMARY FINANCIAL DATA


         The following table sets forth certain summary financial data for Vicom, Incorporated and should be read in conjunction with the Consolidated financial Statements of Vicom, Incorporated included in this Prospectus Supplement.


------------------------------------- ---------------------------------------------------------- -----------------------------------
Statement of Operations Data:                         Years Ended December 31,                      Three Months Ended March 31,
------------------------------------- ---------------------------------------------------------- -----------------------------------
                                             2003               2002                2001               2004              2003
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Revenues                                     $22,640,421        $24,540,969         $32,260,777         $5,747,474       $5,871,762
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Loss from operations                        $(3,496,307)       $(2,833,073)        $(3,997,148)       $(1,198,328)       $(674,936)
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Loss                                        $(4,365,004)       $(4,438,059)        $(5,325,552)       $(1,516,864)       $(966,119)
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Loss per share-basic and diluted                 $(0.29)            $(0.39)             $(0.66)            $(0.08)          $(0.07)
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Weighted average shares outstanding           16,112,231         11,735,095           8,762,814         19,280,632       13,418,333
basic and diluted
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------

------------------------------------- ---------------------------------------------------------- -----------------------------------
Balance Sheet Data::                                  Years Ended December 31,                          As of March 31, 2004
------------------------------------- ---------------------------------------------------------- -----------------------------------
                                                                                                      Actual        As Adjusted (1)
                                             2003               2002                2001            (unaudited)       (unaudited)
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Cash                                          $2,945,960           $540,375            $624,845         $1,602,593       $2,808,038
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Total assets                                 $13,902,885        $10,347,316         $12,209,681        $13,116,625      $14,322,570
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Working capital (deficit)                     $1,118,792         $(252,870)            $426,549           $190,220       $1,395,665
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Total liabilities                             $8,068,540         $7,705,031          $8,025,680         $8,251,880       $8,251,880
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------
Total stockholders' equity                    $5,807,711         $2,642,285          $4,184,001         $4,864,745       $6,070,110
------------------------------------- ------------------- ------------------ ------------------- ------------------ ----------------


(1) The As Adjusted column gives effect to the exercise of all warrants to purchase the shares of common stock covered by this prospectus and the application of the net proceeds from the exercise of the warrants, after deducting our estimated offering expenses.

                                  RISK FACTORS

         Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Vicom and the trading price or value of our common stock could be materially adversely affected.

General

         Vicom, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

         Recognizing that voice, data and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Vicom, between 1998 and 2001, purchased three competitors which, in the aggregate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

         In early 2000, Vicom created its MCS division, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in Multi-Dwelling-Unit properties (MDU's) on one billing platform. Although MCS revenues (recurring subscriber fees) accounted for less than 6% of overall Vicom revenues in 2003, Vicom expects MCS related revenues to increase significantly in 2004 as a percentage of overall revenues. These revenues are expected to provide higher gross margins than the Company's more traditional sales to commercial enterprises.

         The specific risk factors, as detailed below, should be analyzed in the context of the Company's anticipated MCS related growth.

Net Losses

         The Company had net losses of $4,365,004 for the fiscal year ended December 31, 2003, $4,438,059 for the fiscal year ended December 31, 2002, and $5,325,552 for the fiscal year ended December 31, 2001. Vicom may never be profitable.

         The prolonged effects of generating losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital.

         If we cannot achieve profitability from operating activities, we may not be able to meet:

         o  our capital expenditure objectives;

         o  our debt service obligations; or

         o  our working capital needs.

Dependence on Asset-Based Financing

         Vicom currently depends on asset-based financing to purchase product, and we cannot guarantee that such financing will be available in the future. Furthermore, we need additional financing to support the anticipated growth of our MCS subsidiary. We cannot guarantee that we will be able to obtain this additional financing.

         However, the Company recently introduced a program where it can control capital expenditures by contracting Multiband services and equipment through a landlord or third party investor owned equipment program. This program both significantly reduces any Company expenditures in a Multi-dwelling-unit installation and permits the Company to record revenues from the third party sale of said equipment.

Goodwill

         In June 2001, the Financial Accounting Standards Board (FASB) adopted Statement of Financial Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets" which changes the amortization rules on recorded goodwill from a monthly amortization to a periodic "impairment" analysis for fiscal years beginning after December 15, 2001. In 2003, the Company retained an independent outside expert to evaluate the impact of this new accounting standard and the expert concluded there was no impairment to goodwill. However, the Company could be subject to a determination that its goodwill is impaired in the future. As of December 31, 2003, the Company had recorded goodwill of approximately $2.7 million.

Deregulation

         Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us.
Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our Multiband activity is specifically exempt from the need to tariff our services in multiple dwelling units (MDU's). However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

Dependence on Strategic Alliances

         Vicom has a distribution agreement with NEC, its main supplier of telecommunication products, which expires June 30, 2005. An interruption or substantial modification of Vicom's distribution relationship with NEC could have a material adverse effect on Vicom's business, operating results and financial condition.

         In addition, several suppliers, or potential suppliers of Vicom, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Vicom's business, Vicom believes that enough alternate suppliers exist to allow the Company to execute its business plans.

Changes in Technology

         A portion of our projected future revenue is dependent on public acceptance of broadband, and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Vicom's control. In addition, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on the Company's competitiveness in the marketplace if Vicom is unable to adopt or deploy such technologies.

Attraction and Retention of Employees

         Vicom's success depends on the continued employment of certain key personnel, including executive officers. If Vicom were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Vicom's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

Business Growth and Scalability

         Vicom's Multiband subsidiary, as of June 1, 2004, was providing communications and entertainment services to 41 MDU's primarily located in Minnesota, North Dakota, Missouri and Florida. Vicom needs to provide products and services to additional MDU's if it is to become profitable. Vicom may need to go beyond its current geographic territory to increase its MDU customers and attract additional financing.

         In expanding the provision of its services to MDU's in its current territories and beyond, Vicom needs to successfully overcome a number of the factors listed above such as attracting the capital to finance expanded installations, obtaining additional technical staff for installation and support in its present markets and beyond; and extending its key vendor relationships into other markets.

Intellectual Property Rights

         Vicom relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Vicom licenses intellectual property. If it was determined that Vicom infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Vicom's business, financial condition and results of operations. Also, there can be no assurance that Vicom would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Vicom's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Vicom or the steps taken by Vicom will be adequate to prevent misappropriation of Vicom's intellectual property.

Variability of Quarterly Operating Results; Seasonality

         Variations in Vicom's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Vicom's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause significant fluctuations in operating results from quarter to quarter. Further, Vicom has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the third quarter of the fiscal year.

Certain Anti-Takeover Effects

         Vicom is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Vicom. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Vicom's securities, or the removal of incumbent management.

Volatility of Vicom's Common Stock

         The trading price of our common stock has been and is likely to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. We cannot be sure that an active public market for our common stock will continue after this offering. Investors may not be able to sell the common stock at or above the price they paid for their common stock, or at all. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

Future Sales of Our Common Stock May Lower Our Stock Price

         If our existing shareholders sell a large number of shares of our common stock, the market price of the common stock could decline significantly. The perception in the public market that our existing shareholders might sell shares of common stock could depress our market price. The exercise of outstanding options or warrants could also lead to future sales of our common stock which could depress our market price.

Competition

         We face competition from others who are competing for a share of the MDU market, including other satellite companies and cable companies. Some of these companies have significantly greater assets and resources than we do.

                           FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

                                USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders under this prospectus. However, we will receive proceeds of $1,225,445 from the exercise of the warrants at an exercise price of $2.21 per share, estimated at $1,205,445 after payment of the offering expenses. We have agreed to pay all of the expenses related to this offer, estimated to be approximately $20,000.

         We expect to use the net proceeds from the exercise of the warrants primarily for working capital and other general corporate purposes, including expenditures for sales and marketing and fixed assets and inventory. No specific amount has been allocated to any particular purpose. Pending these uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

                                DIVIDEND POLICY

         We have never paid cash dividends on our common stock, nor do we have plans to do so in the foreseeable future. The declaration and payment of any cash dividends on our common stock in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

         The holders of our Series A Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 8% per year, payable quarterly, and the holders of our Series B Convertible and Series C Convertible Preferred Stock are entitled to receive cumulative dividends of 10% per year, payable monthly and the holders of our Series E Convertible Preferred Stock are entitled to receive a cumulative dividend of 15% per year, payable in kind quarterly.

                                 CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2004 and our capitalization as adjusted to reflect the issuance and sale of 554,500 shares of common stock upon exercise of the warrants and the historical financial statements and notes thereto included elsewhere in this prospectus.


------------------------------------------------------------------------------------------------ -----------------------------------
                                                                                                        As of March 31, 2004
------------------------------------------------------------------------------------------------ ------------------ ----------------
                                                                                                      Actual        As Adjusted (1)
                                                                                                    (unaudited)       (unaudited)
------------------------------------------------------------------------------------------------ ------------------ ----------------
Preferred stock:
------------------------------------------------------------------------------------------------ ------------------ ----------------
   8% Class a cumulative convertible - no par value 27,931 shares issued and outstanding                  $419,752         $419,752
------------------------------------------------------------------------------------------------ ------------------ ----------------
   10% Class B cumulative convertible - no par value 8,700 shares issued and outstanding                   $62,000          $62,000
------------------------------------------------------------------------------------------------ ------------------ ----------------
   10% Class C cumulative convertible - no par value 125,400 shares issued and outstanding              $1,611,105       $1,611,105
------------------------------------------------------------------------------------------------ ------------------ ----------------
   15% Class E - no par value 77,650 shares issued and outstanding                                        $438,964         $438,964
------------------------------------------------------------------------------------------------ ------------------ ----------------
Common stock - no par value 19,450,294 issued, 19,440,150 outstanding                                   $8,230,982       $9,436,427
------------------------------------------------------------------------------------------------ ------------------ ----------------
Stock Subscription receivable                                                                           $(415,085)       $(415,085)
------------------------------------------------------------------------------------------------ ------------------ ----------------
Options and Warrants                                                                                   $30,514,872      $30,514,872
------------------------------------------------------------------------------------------------ ------------------ ----------------
Unamortized Compensation                                                                                 $(88,136)        $(88,136)
------------------------------------------------------------------------------------------------ ------------------ ----------------
Accumulated deficit                                                                                  $(35,909,709)    $(35,909,704)
------------------------------------------------------------------------------------------------ ------------------ ----------------


                             SELECTED FINANCIAL DATA


The following selected financial data should be read in conjunction with our consolidated financial statements including the accompanying notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The data as of December 31, 2003 and 2002 and the three months ended March 31, 2004 and for each of the three years in the period ended December 31, 2003 and the three months ended March 31, 2004 and 2003 have been derived from our consolidated financial statements and accompanying notes contained in this prospectus. The Statement of Operations Data for the years ended December 31, 2000 and 1999 and the Balance Sheet Data at December 31, 2001, 2000 and 1999 have been derived from our audited financial statements which are not contained in this prospectus.


------------------ --------------------------------------------------------------------------------- -------------------------------
Statement of
Operations Data                                Years Ended December 31,                               Three Months Ended March 31,
------------------ --------------------------------------------------------------------------------- -------------------------------
                        2003            2002             2001            2000            1999             2004            2003
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Revenues              $22,640,421      $24,540,969     $32,260,777     $39,781,846      $20,388,870      $5,747,474      $5,871,762
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Cost of products      $15,952,019      $18,036,750     $25,295,186     $31,698,569      $16,247,898      $4,348,949      $4,310,702
and services
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Gross Profit           $6,688,402       $6,504,219      $6,965,591      $8,083,277       $4,140,972       1,398,525      $1,561,060
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
%of revenues                29.5%            26.5%           21.6%           20.3%            20.3%           24.3%           26.6%
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Selling, general      $10,184,709       $9,337,292     $10,962,739     $11,852,041       $5,823,945      $2,596,953      $2,235,996
& administrative
expenses
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
% of revenues               45.0%            38.0%           34.0%           29.8%            28.6%           45.2%           38.1%
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Loss from            $(3,496,307)     $(2,833,073)    $(3,997,148)    $(3,768,764)     $(1,682,973)    $(1,198,328)      $(674,936)
operations
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Other expense,         $(902,063)     $(1,604,986)    $(1,328,404)      $(458,067)       $(139,461)      $(318,536)      $(291,183)
net
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Loss before          $(4,365,004)     $(4,438,059)    $(5,325,552)    $(4,226,831)     $(1,822,434)    $(1,516,864)      $(966,119)
income taxes
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Income tax                     $0               $0              $0          $9,000         $241,200              $0              $0
provision
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Net Loss             $(4,365,004)     $(4,438,059)    $(5,325,552)    $(4,235,831)     $(2,063,634)    $(1,516,864)      $(966,119)
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Preferred stock                         $(153,578)      $(432,669)      $(846,180)        $(37,969)       $(62,653)       $(56,471)
dividends              $(248,689)
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Loss                 $(4,613,693)     $(4,591,637)    $(5,758,221)    $(5,082,011)     $(2,101,603)    $(1,579,517)    $(1,022,590)
attributable to
common
stockholders
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Loss per common           $(0.29)          $(0.39)         $(0.66)         $(0.72)          $(0.55)         $(0.08)         $(0.08)
share basic and
diluted
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------
Weighted average       16,112,231       11,735,095       8,762,814       7,009,751        3,821,978      19,280,632      13,418,333
shares
outstanding
------------------ --------------- ---------------- --------------- --------------- ---------------- --------------- ---------------


------------------ --------------------------------------------------------------------------------- ---------------
Balance Sheet                                  Years Ended December 31,
Data
------------------ --------------------------------------------------------------------------------- ---------------
                        2003            2002             2001            2000            1999        March 31, 2004
------------------ --------------- ---------------- --------------- --------------- ---------------- ---------------
Working capital        $1,118,792       $(252,870)        $426,549      $2,870,114     $(2,882,907)        $190,220
(deficiency)
------------------ --------------- ---------------- --------------- --------------- ---------------- ---------------
Total assets          $13,902,885      $10,347,316     $12,209,681     $15,614,573      $12,598,745     $13,116,625
------------------ --------------- ---------------- --------------- --------------- ---------------- ---------------
Long-term debt         $2,262,891       $3,273,350      $3,316,870      $3,362,083         $926,821      $2,495,296
------------------ --------------- ---------------- --------------- --------------- ---------------- ---------------
Stockholders'          $5,807,711       $2,642,285      $4,184,001      $5,876,352       $1,026,344      $4,864,745
equity
------------------ --------------- ---------------- --------------- --------------- ---------------- ---------------


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERTIONS


        The following discussion of the financial condition and results of Operations of Vicom, Incorporated should be read in conjunction with the Condensed Consolidated Financial Statements and the Notes thereto included elsewhere in this report.

Three Months Ended March 31, 2004 and March 31, 2003

Revenues

         Revenues decreased 2.1% to $5,747,474 in the quarter ended March 31, 2004, as compared to $5,871,762 for the quarter ended March 31, 2003.

         Revenues for (MBS) decreased 10.1% in the first quarter of fiscal 2004 to $5,066,929 as compared to $5,636,642 in the first quarter of fiscal 2003 primarily as a result of reduced spending by a few larger MBS customers. The Company is diversifying its customer base to add medium and small businesses and as a result the Company expects revenues will stabilize in future quarters.

         Revenues for MCS increased 189.4% to $680,545 as compared to $235,120 in the first quarter of fiscal 2003. This increase is due to expansion of MCS services to eight additional properties and the acquisition of URON cable services. Future expansion of MCS will be primarily through acquisitions financed with cash and equity which are expected to significantly increase quarterly revenues beginning in the second quarter.

Gross Margin

         The Company's gross margin decreased 6% or $162,435 to $1,398,625 for the quarter ended March 31, 2004 as compared to $1,561,060 for the similar quarter last year. For the quarter ended March 31, 2003, as a percent of total revenues, gross margin was 24.3% as compared to 26.6% for the similar period last year.

         Gross margin for MBS decreased by 26.2% to $1,092,476 for the quarter ended March 31, 2004, as compared to $1,479,587 in the first quarter of fiscal 2003 due to lower MBS sales and lower profits on those sales.

         Gross margin for MCS for the quarter ended March 31, 2004 increased 275.8% to $306,149 as compared to $81,473 in the first quarter of fiscal 2003 reflecting on the increase of revenue being billed. The Company expects a slight increase in its gross margin on a consolidated basis going forward due to an increased amount of subscriber revenues contained in the Company's overall revenue mix.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses increased 16.1% to $2,596,953 in the quarter ended March 31, 2004, compared to $2,235,996 in the prior year quarter. This increase is primarily a result of increased expenses related to the addition of multiple properties in the MCS division. Selling, general and administrative expenses were, as a percentage of revenues, 45.2% for the quarter ended March 31, 2004 and 38.1% for the similar period a year ago.

Interest Expense

         Interest expense was $321,377 for the quarter ended March 31, 2004, versus $225,687 for the similar period a year ago, reflecting an increase in the Company's long term debt. Amortization of original issue discount was $188,979 and $114,616 for the three months ended March 31, 2004 and 2003.

Net Loss

         In the first quarter of fiscal 2004, the Company incurred a net loss of $1,516,864 compared to a net loss of $966,119 for the first fiscal quarter of 2003.

Years Ended December 31, 2003 and December 31, 2002

                              Results of Operations

         The following table sets forth certain items from the Company's consolidated statements of operations expressed as a percentage of total revenue.

                                   2003         2002
                                 -------       -------
Revenues
Vicom                               0%           0%
MBS                               93.63%       97.65%
MCS                                6.37%        2.35%
                                   -----        -----
                Total Revenues    100.0%       100.0%
                                  ======       ======
Cost of Sales
Vicom                               0%           0%
MBS                               66.55%       71.89%
MCS                                3.91%        1.61%
                                   -----        -----
Total Cost of Sales               70.46%       73.50%
                                  ======       ======
Gross Margin                      29.54%        26.5%
Selling, General and              44.98%       37.39%
Administrative expenses
Operating Loss                   (15.44%)     (11.34%)
Net Loss                         (19.28%)     (17.78%)

Revenues

         Total revenues decreased 7.7% to $22,640,421 in 2003 from $24,540,969 in 2002.

         Revenues from the MBS segment which traditionally sells telephone and computer technologies products and services decreased 11.5% to $21,199,303 in 2003 from $23,963,748 in 2002. This decrease in MBS segment revenues resulted primarily from weaker economic conditions in 2003 and from MBS's desire to increase gross margins versus maintaining top line revenues. MBS is increasing margins by focusing more on sales of services versus sales of product.

         Vicom segment had no revenues.

         Revenues from MCS increased 149.7% to $1,441,118 in 2003 from $577,221 in 2002. This increase is due to the expansion of MCS services to nineteen apartment properties and eighteen timeshare properties.

Gross Margin

         The Company's gross margin was $6,688,402 for 2003, as compared to $6,504,219 for 2002. The increase of 2.8% in 2003 was primarily due to an increase in consumer recurring revenues comprising a greater percentage of overall revenues. For 2003, gross margin, as a percentage of total revenues, was 29.5% versus 26.5% for 2002. The Company expects gross margins to maintain or even slightly increase in future periods as recurring revenues become a greater percentage of the Company's overall revenue mix.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses increased 9.1% to $10,184,709 in 2003, compared to $9,337,292 in 2002. This increase in expenses is primarily related to increased payroll and facility expense and costs incurred for re-branding Vicom operating divisions as Multiband. Increased payroll primarily resulted from acquisition related payroll expense and increase in officer compensation in 2003. Selling, general and administrative expenses were, as a percentage of revenues, 45.0% for 2003 and 38.0% for 2002. The Company expects these expenses to remain stable or even slightly decrease as a percentage of revenues in 2004.

Interest Expense

         Interest expense was $897,704 for 2003, versus $1,604,512 for 2002 reflecting a substantial decrease in Original Issue Discount expense associated with long term debt and a significant decrease in cash interest expense associated with notes payable.

Net Loss

         In 2003, the Company incurred a net loss of $4,365,004 compared to a net loss of $4,438,059 for 2002.


Years Ended December 31, 2002 and December 31, 2001

                              Results of Operations

         The following table sets forth certain items from the Company's consolidated statements of operations expressed as a percentage of total revenue.

                                   2002         2001
                                 --------     --------
Revenues
Vicom and VMTS                      0%           0%
MBS                               97.65%        99.2%
MCS                                2.35%        .78%
                                   -----        ----
                Total Revenues    100.0%       100.0%
                                  ======       ======
Cost of Sales
Vicom and VMTS                      0%          .02%
MBS                               71.89%       77.39%
MCS                                1.61%        .69%
                                   -----        ----
Total Cost of Sales               73.50%       78.10%
                                  ======       ======
Gross Margin                       26.5%       21.88%
Selling, General and              37.39%       34.45%
Administrative expenses
Operating Loss                   (11.34%)     (12.56%)
Net Income Loss                  (17.78%)     (16.73%)

Revenues

         Total revenues  decreased 23.9% to $24,540,969 in 2002 from $32,260,777 in 2001.

         Revenues from the MBS segment which traditionally sells computer technologies products and services decreased 25.1% to $23,963,748 in 2002 from $31,994,781 in 2001. This decrease in MBS segment revenues resulted primarily from weaker economic conditions in 2002 and from MBS's desire to increase gross margins versus maintaining top line revenues.

         Vicom segment had no revenues.

         Revenues from Multiband increased 131% to $577,221 in 2002 from $249,590 in 2001. This increase is due to the expansion of Multiband services to ten properties.

Gross Margin

         The Company's gross margin was $6,504,219 for 2002, as compared to $6,965,591 for 2001. The decrease of 6.6% in 2002 was due to reduced revenues. For 2002, gross margin, as a percentage of total revenues, was 26.50% versus 21.5% for 2001. This increase in gross margin revenues is primarily due to an increase in sale of services constituting a greater percentage of overall revenues than in the prior year. As the Company continues to strive for bundled sales of services, and bundled sales of equipment and services, the Company anticipates that it will maintain its gross margin percentages in fiscal 2003.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses decreased 14.83% to $9,337,292 in 2002, compared to $10,962,739 in 2001. This decrease in expenses is primarily related to reductions in payroll, benefits and vehicle expenses. Selling, general and administrative expenses were, as a percentage of revenues, 38.0% for 2002 and 33.9% for 2001.

Interest Expense

         Interest expense was $1,604,512 for 2002, versus $1,446,868 for 2001 reflecting an increase in debt due to capital raising efforts, valuation of warrants issued with Preferred Stock and convertible notes, and additional borrowings.

Net Loss

         In 2002, the Company incurred a net loss of $4,438,059 compared to a net loss of $5,325,552 for 2001. The decrease in net loss is primarily due to a significant reduction in payroll and benefit related expenses from the prior year.

Unaudited Quarterly Results

         The following table sets forth certain unaudited quarterly operating information for each of the eight quarters in the two-year period ending December 31, 2003. This data includes, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of the information for the periods presented when read in conjunction with the Company's consolidated financial statements and related notes thereto. Results for any previous fiscal quarter are not necessarily indicative of results for the full year or for any future quarter. The Company has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues in the third quarter of the fiscal year.


----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
                    Dec. 31,     Sept.  30,   June 30,      March 31,    Dec.  31,     Sept.  30,    June 30,       March 31,
                      2003          2003        2003        2003         2002             2002         2002           2002
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Revenues:
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Vicom                        0            0            0            0             0              0             0              0
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
MBS                  4,367,773    5,864,468    5,330,420    5,636,642     5,758,953      6,227,683     5,815,531      6,161,581
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
MCS                    429,140      418,897      357,961      235,120       192,771        154,950       128,893        100,607
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------

----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Total
Revenues             4,796,913    6,283,365    5,688,381    5,871,762     5,951,724      6,382,633     5,944,424      6,262,188
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Cost of Sales        3,233,068    4,493,829    3,914,420    4,310,702     4,212,240      4,680,582     4,354,714      4,789,214
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Gross Margin         1,563,845    1,789,536    1,773,961    1,561,060     1,739,484      1,702,051     1,589,710      1,472,974
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
SG&A Expense
                     3,036,745    2,409,227    2,502,741    2,235,996     2,484,108      2,376,225     2,240,223      2,236,736
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Operating Loss
                   (1,472,900)    (619,691)    (728,780)    (674,936)     (744,624)      (674,174)     (650,513)      (763,762)
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Interest Expense
                     (249,336)    (202,958)    (219,723)    (225,687)     (462,420)      (349,388)     (426,869)      (365,835)
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Other Income
(Expenses)              52,418      (6,513)       15,232     (65,496)        47,740       (93,171)        25,281         19,676
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Minority
Interest                38,219      (3,460)      (1,393)            0             0              0             0              0
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Net Loss Before
Taxes              (1,631,599)    (832,622)    (934,664)    (966,119)   (1,159,304)    (1,116,733)   (1,052,101)    (1,109,921)
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Income Tax
(Benefit)
Provision                    0            0            0            0             0              0             0              0
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Net Loss           (1,631,599)    (832,622)    (934,664)    (966,119)   (1,159,304)    (1,116,733)   (1,052,101)    (1,109,921)
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------
Loss Per Common
Share Basic and
Diluted
                         (.10)        (.05)        (.06)        (.08)         (.11)          (.09)         (.09)          (.10)
----------------- ------------- ------------ ------------ ------------ ------------- -------------- ------------- --------------


                         LIQUIDITY AND CAPITAL RESOURCES

Three Months Ended March 31, 2004

         Available working capital, for the three months ended March 31, 2004, decreased significantly over the similar period last year. Accounts receivable and current portion of long term debt increased, while cash, inventories, accounts payable and accrued liabilities all decreased.

         The Company continues to face a very competitive environment in its MBS division which in the first quarter of 2004 produced both declining revenues and margins. The Company's MCS division continues to experience significant growth, primarily due to increased subscriber related recurring revenues acquired via various transactions previously mentioned herein. The Company expects its second quarter operating results to be favorably impacted by acquisitions completed in the first four months of 2004.

           The Company, between April 1, 2004 and January 1, 2005, is obligated to pay an additional $2.85 million to retire the notes payable related to its MDU Inc. acquisition. The Company as of March 31, 2004 did not have available cash on hand sufficient to retire said notes payable. The Company also continued to experience operating losses in the first quarter. Nonetheless, management of Vicom believes that, for the near future, cash generated by sales of stock, and existing credit facilities, in aggregate, are adequate to meet the anticipated liquidity and capital resource requirements of its business. The Company believes the acquisitions completed in the first four months of 2004 will reduce Company operating losses due to anticipated operating income related to said acquisitions. The Company also believes, although it cannot guarantee, that it will, as it has done in prior periods, be able to continue to raise money for the purposes of financing acquisitions. However, significant continuation of the Company's subscriber build-out and subscriber acquisition programs are highly dependent on securing additional financing for future projects.

Capital Expenditures

         The Company used $39,659 for capital expenditures during the three months ended March 31, 2004, as compared to $92,285 in the similar period last year. Capital expenditures consisted of equipment acquired for internal use. The Company anticipates that for the current fiscal year capital purchases will remain somewhat consistent with first quarter capital expenditures.

Year Ended December 31, 2003

         Available working capital for 2003 increased $1,3771,662 primarily to a stronger cash position due to investing activities. Vicom successfully completed an offering of institutional financing in the second half of 2003 raising net proceeds of $2,223,150. Vicom had a decrease of $289,890 in accounts receivable as a result of a reduction in sales. Current liabilities increased in 2003 by $1,373,968 as a result of higher current portion of long term debt and accrued liabilities. Inventories increased by $509,762 primarily due to a planned expansion to provide wireless intranet service.

         Total long term debt and capital lease obligation decreased by $1,010,459 during the year ended December 31, 2003. Vicom paid out $75,301 related to capital lease obligations and $200,768 related to long term debt during the year ended December 31, 2003 versus $1,069,433 paid out in 2002.

         The Company used $526,936 for capital expenditures during 2003, as compared to $1,275,434 in 2002. The decrease was primarily attributed to a reduction in self-financed MCS construction. In 2004 capital expenditures are expected to be limited to the Company's internal information technology infrastructure and are expected to be less than 2003 expenditures.

         In 2003, the Company reached an agreement to convert the remaining $962,000 of a Note Payable to equity. Terms of the conversion state the note will be converted to equity over a 14 month period at a price generally equivalent to a 10% discount to market price.

         In November of 2003, the Company borrowed $1,500,000 and issued a three-year warrant to the lender to purchase 535,000 common shares at $2.21 per share through November 2006. The debt is also convertible into common stock of the Company at a conversion rate of $1.40 per share through November 2006.

         On June 30, 2003, the Company borrowed $124,000 as an unsecured note from a stockholder of the Company, with monthly payments of $5,600 at an interest rate of 7.85%.

         Net cash used by operations in 2003 was $2,580,248 as compared to cash used by operations in 2002 of $869,721. The cash used by operations in 2003 is due primarily to net operating losses and a reduction in the wholesale line of credit. During the years ended December 31, 2003, and December 31, 2002, the Company incurred significant net losses. Although the majority of these losses were due to non-cash expenses, The Company still continued to incur cash losses as well due to general corporate expense.
The on-going addition of MCS properties in the Company's portfolio provided additional cash flows in 2003 and those cash flows are projected to improve in 2004 with additional expansions. Management of Vicom believes that, for the near future, cash generated from new investments combined with existing credit facilities are adequate to meet the anticipated liquidity in capital resource requirements of its business, contingent upon Company operating results for the next twelve months.

Year Ended December 31, 2002

         Available working capital, for 2002, decreased $679,419 due to Vicom's net operating loss and net cash used in operating activities of $869,721. Proceeds from issuance of long term debt, stock and warrants totaling $2,121,597 helped offset Vicom's net operating loss. Vicom had a decrease of $38,344 in accounts payable and other current liabilities for 2002 versus last year's period, primarily due to significant reductions in accounts receivables which were used to reduce payables.

         Inventories year to date decreased net of reserves $182,783 over last year's prior period inventories due to a decrease in revenues. The aforementioned decrease in revenues also led to a decrease in accounts receivable net of reserves of $576,509.

         Total long term debt and capital lease obligation decreased by $102,631 during the year ended December 31, 2002. The Company paid out $937,828 related to capital lease obligations and $131,605 related to long term debt during the year ended December 31, 2002 versus $777,578 paid out in 2001.

         In 2001, the Company entered into a long-term debt agreement, expiring in 2003, with an investment fund. The fund, in exchange for its $1.5 million investment, also received 375,000 warrants and the right to convert its investment into Vicom common stock at a predetermined price. The effect of recording the beneficial conversion feature and warrants associated with the convertible loan resulted in a $1,500,000 discount attributable to the warrants in accordance with the Black-Scholes pricing model. The Company is expensing the aforementioned warrant discount in eight quarterly installments over the two year term of the loan. $460,000 of the debt was converted to stock in 2002 pursuant to a formula tied to the trading price of the Company's Common Stock.

         In 2002, the Company borrowed $600,000 from a Director. This investment was later converted into Class E Preferred Stock. Also in 2002, the Company restructured its debenture with Convergent Capital, resetting the date of principal repayment to begin in August 2005.

         The Company used $1,275,434 for capital expenditures during 2002, as compared to $1,884,945 in 2001. The decrease was primarily attributed to a reduction in self-financed MCS construction.

         In 2002, the Company extinguished $937,828 worth of capital lease obligations, reduced its principal indebtedness $460,000 to a note holder, and converted another $600,000 worth of debt to Preferred Stock. All these events, combined, with the aforementioned refinancing and delayed principal repayment to its largest debt holder, should materially improve projected cash flows throughout 2003 provided Company operating losses continue to diminish.

         Net cash used by operations was approximately $869,721 in 2002 versus net cash used by operations of $502,110 in 2001. The cash used by operations in 2002 is due primarily to net operating losses, and reductions in accounts payable and wholesale line of credit balances in that year. During the years ended December 31, 2002 and December 31, 2001, the Company incurred significant net losses. Although the majority of these losses were due to non-cash expenses, the Company still continued to incur cash losses as well due to general corporate expense and continuing expenses related to the building out of its MCS network. The Company in 2002 significantly cut its selling, general and administrative expenses which led to a material decrease in cash losses. The on-going addition of MCS properties in the Company's portfolio also generated additional cash flows in 2002 and these MCS cash flows are projected to improve meaningfully in 2003. Management of Vicom believes that, for the near future, cash generated from new investments combined with existing credit facilities are adequate to meet the anticipated liquidity in capital resource requirements of its business, contingent upon Company operating results for the next twelve months.

                                    BUSINESS

         Vicom, Incorporated (Vicom) is a Minnesota corporation formed in September 1975. Vicom has two operating divisions: 1) Multiband Business Services (MBS, legally known as Corporate Technologies, USA, Inc. dba Multiband), and Multiband Consumer Services (MCS), which encompasses the wholly owned subsidiary corporations, Multiband USA, Inc., URON, Inc. and Minnesota Digital Universe, Inc.

         Vicom completed an initial public offering in June 1984. In November 1992, Vicom became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Vicom regained its reporting company status. In December, 2000, Vicom stock began trading on the NASDAQ stock exchange under the symbol VICM.

         Vicom's website is located at: www.vicominc.net.
                                        ----------------

         From its inception until December 31, 1998, Vicom operated as a telephone interconnect company only. Effective December 31, 1998, Vicom acquired the assets of the Midwest region of Enstar Networking Corporation (ENC), a data cabling and networking company. In late 1999, in the context of a forward triangular merger, Vicom, to expand its range of computer products and related services, purchased the stock of Ekman, Inc. d/b/a Corporate Technologies, and merged Ekman, Inc. into the newly formed surviving corporation, Corporate Technologies, USA, Inc. (MBS). MBS provides voice, data and video systems and services to business and government. MCS began in February 2000. MCS provides voice, data and video services to multiple dwelling units (MDU's), including apartment buildings and time share resorts.

         As of June 2, 2004, MBS was providing telephone equipment and service to approximately 800 customers, with approximately 17,000 telephones in service. In addition, MBS provides computer products and services to approximately 1,800 customers. Telecommunications systems distributed by MBS are intended to provide users with flexible, cost-effective alternatives as compared to systems available from major telephone companies, including those formerly comprising the Bell System and from other interconnect telephone companies.

         MBS provides a full range of voice, data and video communications systems and service, system integration, training and related communication sales and support activities for commercial, professional and institutional customers, most of which are located in Minnesota and North Dakota. MBS purchases products and equipment from NEC America, Inc. (NEC), Cisco Systems, Inc. (Cisco), Nortel Networks Corp. (Nortel), Tadiran Telecommunications, Inc. (Tadiran), and other manufacturers of communications and electronic products and equipment. MBS uses these products to design telecommunications and computer systems to fit its customers' specific needs and demands.

         The products sold by MBS include Private Branch Exchange (PBX), telephone systems, hubs and routers used as interconnection devices in computer networks, personal computers, desktop video-conferencing units, and the wire and cable products required to make all the other aforementioned products integrate and operate as necessary. MBS has trained staff that install, maintain and repair the products we sell. Repair of products is performed under either a time and materials basis or an extended service contract basis, at the customer's election, once the manufacturer's original warranty on a product has expired.

         Extended service contracts offered by MBS generally range in length from 12 to 36 months. The contracts provide for repair or replacement of all broken or non-working materials and the labor necessary to make such repairs or replacements, subject to exceptions for customer abuse or negligence and problems due to fire, flood or other causes beyond MBS's control.

Multiband Business Industry Overview

         MBS recently expanded its efforts to establish itself within the rapidly evolving telecommunications and computer industries.

         In the current climate of intense global competition and accelerating technological change, businesses increasingly depend upon technology-based solutions to enhance their competitive position, and to improve their productivity and the quality of their products and services. Today's business environment mandates the availability of efficient voice and video communication channels and information in formats suited to a wide variety of users.
Businesses are looking to a variety of new technologies to enhance the performance of their communication systems and to allow Information Technology
(IT) systems to collect, analyze and communicate information within the enterprise and among customers and suppliers. An organization's ability to integrate and deploy new communication and IT technologies in a unified and cost-effective manner has become critical to competing successfully in today's rapidly changing business environment.

         The  markets  and  technologies  for  communication  equipment  and  IT applications and systems continue to converge as communication equipment migrates from proprietary switches to software-driven systems operating on standardized computer platforms. As a result, businesses are integrating their communication and IT systems. As previously separate communication and IT technologies converge and their interoperability increases, more organizations will seek a unified technology solution. MBS believes that these organizations will attempt to reduce costs and management complexity by establishing relationships with a small number of providers that offer a broad range of both communication and IT products and services throughout the full life-cycle of a project. MBS believes it has positioned itself to be one of those providers through expertise gained in its historical operations and via acquisitions. MBS has personnel that understand the voice and data sides of the equation. MBS is able to provide a consultative selling approach whereby it is able to match the appropriate technology solution to its customers needs; whether that solution is an IP telephony application, a traditional PBX application, or a hybrid of both.

         While customers continue to rely heavily on technology to reduce transaction costs by increasing operational efficiencies, the bias toward software-centric solutions in lieu of hardware continues. Notwithstanding the slow economic conditions, growth continues to occur in areas such as customer contact solutions, CTI (computer telephony integration), unified media, convergence (IP telephony), and mobility.

         Current financial pressures also are making it increasingly difficult for communications equipment manufacturers to support a direct distribution model. Most independent distribution channels lack an adequate geographic footprint, infrastructure, processes, and resources to effectively fulfill the manufacturer's need to deploy complex high-end technology solutions. This has resulted in the need for systems integration and support services through third party providers. A key competency being driven by the market is the ability to effectively integrate disparate technology platforms into enterprise-wide applications solutions. Again, the range and depth of MBS's experience enables MBS to provide businesses with overall technology solutions.

         As a result of these factors, demand for communication services and products has been relatively flat. InfoTech , a market research firm specializing in telecommunications market information, estimates that the U.S. market for traditional voice PBX systems will continue to decline over the next three years as enterprises shift to converged solutions, a combined form of voice and data, also referred to as IP Telephony. IP shipments are expected to surpass traditional PBX shipments sometime in 2006. Recent slowdowns in technology spending may delay this development, however. Overall revenues in the U.S. marketplace for voice and convergence are projected to reach $5.5 billion by 2006. Field maintenance and repair is the largest, but slowest growing segment in services associated with the voice marketplace. This includes the maintenance and repair of PBX, Key/Hybrid, Voice Processing: IVR, CTI, ACD and fax.

Products and Services

Corporate Technologies, USA (MBS)

         MBS provides other technical and customer services as described hereafter.

Pricing and Availability

         We use our volume and purchasing power to achieve competitive pricing of goods for our clients. We have the ability to provide a web-based client site that allows clients to see availability and costs of hardware and software in real time through the Internet by accessing current pricing and availability from our manufacturers' Internet websites. This Internet-based model allows us to extend product procurement services beyond the traditional 8 a.m. to 5 p.m. schedule and into a 7 days a week, 24 hours a day service, providing a high level of client flexibility.

Warranty Policy

         We strongly believe in the philosophy of "Service what you sell." We do not knowingly sell any hardware product that we do not have authorized service personnel to facilitate any warranty work that needs to be done. We are committed to fulfill all warranty service calls in accordance with the manufacturer's warranty, which range in length from 30 days to one year from the date of sale. Warranty costs incurred to date are minimal.


On Site and Depot Repair

         MBS is authorized for depot and on site warranty repair for many manufacturers, including Apple Computers, Nortel, Inc., Cisco, Hewlett Packard Co., International Business Machines Corp. (IBM), Sun Microsystems, Inc., Compaq Computer Corp., Xerox

Corp., and Okidata Corp. With over $500,000 in spare parts inventory, we have made a conscious effort to have the part clients need, when they need it.

Wide Area Network Connectivity

         Our staff of Cisco and Nortel Wide Area Network (WAN) trained engineers assist organizations with integrating their multiple sites, allowing the exchange of information between geographically separated sites. Our association with local Internet Service Providers (ISPs) gives us the opportunity to offer organizations with multiple locations a single source provider providing a cost-effective solution to WAN needs.

Technical Support for Networking

         We are committed to obtaining the highest vendor authorizations available to indicate our knowledge and expertise to today's complex technological environment. Becoming the only Microsoft Solution Partner, Novell Platinum Reseller and Sun Microsystems Competency 2000 Certified reseller in North Dakota is an indication of this commitment. Our staff of Certified Novell Engineers (CNEs), Microsoft Certified System Engineers (MCSEs), Sun Microsystems System Engineers, as well as certified personnel in products such as Nortel and Cisco routers, gives MBS an advantage over other resellers in North Dakota. The knowledge and skills of our system engineers helps organizations meet today's challenges and maintain a market advantage. Our close relationships and certification levels with our vendors gives our staff access to resources that few other value added resellers can provide.

Consulting

         As a multi-service, multi-vendor, multi-site integrator, MBS has the extensive infrastructure to offer solutions to complex technical challenges through our consulting service. With years of experience in Local Area Networks
(LAN) and WAN technology, our consultants are dedicated to finding the solution that will solve our customers' needs now and in the future. We specialize in providing an integrated cost-effective, single source solution.

Sales and Marketing

         As of June 2, 2004, we had 25 sales and marketing personnel with expertise in telecommunications, computers and network services. MBS has a consultative approach to selling, in which the salesperson analyzes the customer's operations and then designs an application-oriented technical solution to make the customer more efficient and profitable. MBS uses several techniques to pursue new customer opportunities, including advertising, participation in trade shows, seminars and telemarketing.

Customers

         MBS provides its products and services to commercial, professional and government users within the states of Minnesota and North Dakota. MBS's customers are diverse and represent various industries such as financial services, hospitality, legal, manufacturing, and education. In the year ended December 31, 2003, MBS received 17.5% of its revenues from Meritcare Health System and 6.0% of its revenues from Noridian (Blue Cross Blue Shield). In its year ended December 31, 2002, MBS received approximately 22.8% of its revenues from two customers, Merit Care and Microsoft Great Plains. In its year ended December 31, 2001, MBS received approximately 21.7 % of all revenues from two customers. Those two customers were Microsoft Great Plains and the State of North Dakota.

Customer Service

         MBS has 20 full-time customer service and related support personnel who assist in project management duties, post-sale communications (which include site surveys), coordinated network services, and end-user training. Each key account is assigned its own individual customer service representative to ensure efficient implementation. The customer service representative works closely with the sales representative and main technician assigned to the project to facilitate the utmost in customer satisfaction.

Back Office

         Back office refers to the hardware and software systems that support the primary functions of our operations, including sales support, order entry and provisioning, and billing.

         Order entry involves the initial loading of customer data into our information system. Currently our sales representatives take orders and our customer service and purchasing representatives load the initial customer information into our ILS (Integrated Logistic

System) billing and accounting system. We use the ILS to manage and track the timely completion of each step in the provisioning and installation process. Our system is designed to enable the sales or customer service representative to keep an installation on schedule and notify the customer of any potential delays. Once an order has been completed, we update our billing system to initiate billing of installed products or services.

Suppliers

         As previously mentioned, MBS purchases products and equipment from NEC, Tadiran, Cisco, Nortel, and other manufacturers of communications and computer products. The telecommunication products are purchased directly from the manufacturers. The computer products are purchased both directly from the manufacturer and also indirectly from major wholesalers such as Ingram Micro and Tech Data Corporation.

         In 2003, Ingram Micro supplied 60.55% and Dell computer supplied 8.35% of total products purchased. In 2002, Ingram Micro supplied 57.7% and Dell Computer 11.8% of total products purchased. In 2001, Ingram Micro supplied 37.8% and Tech Data provided 18.9% of total products purchased.

         The products MBS purchase are off-the-shelf products. MBS has several alternate suppliers of computer products and could substitute any one of these suppliers with an alternate supplier fairly quickly on the same or similar terms.

         MBS has a distribution agreement with NEC, its main supplier of telecommunication products, which expires June 30, 2004. MBS could replace NEC with an alternate supplier fairly quickly, but with a less competitive product. However, MBS's replacement of NEC could have a material adverse effect on Vicom's business, operating results and financial condition.

Multiband Consumer Services

         We have expanded our strategy to include the vast potential of the multi dwelling unit (MDU) market. Our experience in this market suggests that property owners and managers are currently looking for a solution that will satisfy two problems. The first problem that they are dealing with is how to satisfy the residents who desire to bring satellite television service to the unit without being visually unattractive or a structural/maintenance problem. The second is how to provide competitive access for local and long distance telephone cable television and Internet services. Our MCS offering addresses these problems and provides the consumer several benefits, including:

         o        Lower Cost Per Service

         o        Blended Satellite and Cable Television Package

         o Multiple Feature Local Phone Services (features such as call waiting, call forwarding and three-way calling)

         o        Better than Industry Average Response Times

         o        One Number for Billing and Service Needs

         o        One  Bill  for  Local,  Long  Distance  Cable  Television  and
                  Internet

         o        "Instant On" Service Availability

         As we develop and market this package, we will keep a marketing focus on two levels of customer for this product. The primary decision-makers are the property owners/managers. Their concerns are focused on delivering their residents reliability, quality of service, short response times, minimized disruptions on the property, minimized alterations to the property and value added services. Each of these concerns is addressed in our contracts with the property owner, which include annual reviews and 10 to 15 year terms as service providers on the property. The secondary customer is the end-user. We will provide the property with on-going marketing support for their leasing agents to deliver clear, concise and timely information on our services. This will include simple sign up options that should maximize our penetration of the property.

         When taken as a whole, and based on Vicom's interpretations of U.S. Census Bureau statistics, cable television, telephone and internet services currently generate over $170 billion of revenues annually in the U.S. These statistics indicate stable growing markets with demand that is likely to deliver significant values to businesses that can obtain a subscriber base of any meaningful size.

Multiband Consumer Industry Analysis

Strategy

         For the near future, the services described below will be offered primarily in Midwestern states. Our primary competition will come from the local incumbent providers of telephone and cable television services.

 Local Telephone Service

         In Minnesota, we expect to compete with Qwest Communications International, Inc. (Qwest) for local telephone services. Although Qwest has become the standard for local telephone service, we believe we have the ability to underprice their service while maintaining high levels of customer satisfaction.

Cable Television Service

         In Minnesota, we expect to compete with Comcast Corporation (Comcast) for pay-TV customers. Comcast is the cable television service provider that has resulted from the merger and acquisition of two competitive cable providers. This actually has improved the overall continuity of service. However, we have a significant consumer benefit in that we are establishing private rather than public television systems, which allows us to deliver a package that is not laden with local "public access" stations that clog the basic service package. In essence, we will be able to deliver a customized service offering to each property based upon pre-installation market research that we perform.

Long Distance Telephone Service

         AT&T Corporation (AT&T), WorldCom Inc. dba MCI (MCI), and Sprint Corporation (Sprint) are our principal competitors in providing long distance telephone service. They offer new products almost weekly. Our primary concern in this marketplace is to assure that we are competitive with the most recent advertised offerings in the "long distance wars." We will meet this challenge by staying within a penny of the most current offering, while still maintaining a high gross margin on our product. We accomplish this through various carrier agency associations. We expect to generate a high penetration in our long distance services amongst our local service subscribers because private property owners in the shared tenant environment (similar to a hotel environment) are not required to offer multiple long distance carriers to their tenants.

Internet Access Service

         The clear frontrunners in this highly unregulated market are America Online, Inc. and CompuServe Corp. They compete with local exchange carriers, long distance carriers, Internet backbone companies and many local ISPs (Internet Service Providers). Competition has driven this to a flat rate unlimited access dial-up service market. The general concern among consumers is the quality of the connection and the speed of the download. Our design provides the highest connection speeds that are currently available. The approach that we will market is "blocks of service." Essentially, we deliver the same high bit rate service in small, medium and large packages, with an appropriate per unit cost reduction for those customers that will commit to a higher monthly expenditure.

 Market Description

         We are currently marketing Multiband services to MDU properties primarily throughout Minnesota, North Dakota, Missouri and Florida. We are focusing on properties that consist of 50 or more units. We will target properties that range from 50 to 150 units on a contiguous MDU property for television and Internet access only. We will survey properties that exceed 150 units for the feasibility of local and long distance telephone services.

         We are initially concentrating on middle to high-end rental complexes. We are also pursuing resort area condominiums. A recent U.S. Census Bureau table indicates that there are more than 65,000 properties in the United States that fit this profile. Assuming an average of 100 units per complex, our focus is on a potential subscriber base of 6,500,000.

         A recent Property Owners and Manager Survey, published by the U.S. Census Bureau , shows that the rental properties are focusing on improving services and amenities that are available to their tenants. These improvements are being undertaken to reduce tenant turnover, relieve pricing pressures on rents and attract tenants from competing properties. We believe that most of these owners or managers are not interested in being "in the technology business" and will use the services that we are offering. Various iterations of this package will allow the owners to share in the residual income stream from the subscriber base.

Number of Units/Customers

         At June 2, 2004, MCS had 10,128 subscribers using its services (1,110 using voice services, 6,738 using video services and 2,280 using internet services).

Employees

         As of June 2, 2004, Vicom employed four full-time management employees. As of that same date, MBS had 90 full-time employees, consisting of 25 in sales and marketing, 36 in technical positions, 20 in customer service and related support, 10 in management and 9 in administration and finance. As of March 15, 2004, MCS had 6 full-time employees, 2 in sales and the rest in operations.

                                   PROPERTIES

         Vicom and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58103 and 9449 Science Center Drive, New Hope, Minnesota 55428. We have no foreign operations. The main Fargo office lease expires in 2017 and covers approximately 22,500 square feet. The Fargo base rent ranges from $23,565 to $30,377 per month. The New Hope office lease expires in 2013 and covers approximately 47,000 square feet. The New Hope base rent ranges from $18,389 to $25,166 per month. Both the New Hope and Fargo leases have provisions that call for the tenants to pay net operating expenses, including property taxes, related to the facilities. Both offices have office, warehouse and training facilities.

      Vicom considers its current facilities adequate for its current needs and believes that suitable additional space would be available as needed.

                                LEGAL PROCEEDINGS

         The Company is involved in legal actions in the ordinary course of business. However, as of June 2, 2004, Vicom was not engaged in any pending legal proceedings where, in the opinion of the Company, the outcome is likely to have a material adverse effect upon the business, operating results and financial condition of the Company.

                                   MANAGEMENT

Name                          Age   Position                                                       Director Since
----                          ---   --------                                                       --------------
Steven Bell...............    45    President & CFO, Vicom Incorporated                            1994
Frank Bennett.............    47    President, Artesian Capital                                    2002
Jonathan Dodge.........       53    Partner, Dodge & Fox C.P.A. Firm                               1997
David Ekman...............    43    Chief Information Officer, Corporate Technologies USA, Inc.    1999
Eugene Harris.............    39    Shareholder, Eidelman, Finger, Harris & Co.                    2004
James L. Mandel...........    47    Chief Executive Officer, Vicom, Incorporated                   1998
Donald Miller............     64    Chairman, Vicom, Incorporated                                  2001
David Weiss...............    41    Principal, Rangeline Capital, LLC                              2002


Steven Bell was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was also named President in July 1997. He is a graduate of the William Mitchell College of Law.

Frank Bennett has been a Director of Vicom, Incorporated since 2002 and is currently a member of the Audit Committee. Mr. Bennett is President of Artesian Management, Inc., which manages Artesian Capital, a private equity investment firm based in Minneapolis. Artesian Capital invests in companies in the communications, consumer, financial services and health care industries. Prior to founding Artesian Capital in 1989, he was a Vice President of Mayfield Corporation, and a Vice President of Corporate Finance of Piper Jaffray & Hopwood and a Vice President of Piper Jaffray Ventures, Inc. He is currently a director of Fairfax Financial Holdings Limited, Odyssey Re Holdings Corp., Vicom, Inc., Northbridge Financial Corporation and Crum & Forster Holdings, Inc. Mr. Bennett currently serves on the boards of several non-profit organizations including the Social Enterprise Fund, American Federation of Arts, St. David's Child Development and Family Services, PACER Center and Wayzata Community Church. Mr. Bennett, a graduate of the University of Oregon, lives with his wife and five children in Long Lake, MN.

Jonathan Dodge has been the Senior Partner of the C.P.A. firm of Dodge & Fox since its inception in March 1997. Prior to that, he was a partner in the CPA firm of Misukanis and Dodge from 1992 to March 1997. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

David Ekman is Chief Information Officer of Corporate Technologies, USA, Inc., a wholly owned subsidiary of Vicom. He has worked continuously in the computer business since 1981, initially as a franchisee of Computerland, a personal computer dealer and subsequently from 1996 to December 1999 as President of Ekman, Inc., a value-added computer reseller and the predecessor company to Corporate Technologies, USA, Inc.

Eugene Harris is a Vice President and major shareholder of Eidelman, Finger, Harris & Co., a St. Louis based registered investment advisor. He has been with Eidelman, Finger, Harris & Co. since 1994. Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company from 1990-1994. He also was an Associate Consultant with Bain and Co. from 1996-1998. Mr. Harris received a B.S. in
Industrial Engineering from Stanford University in 1996 and an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology in 1990. He is a Chartered Financial Analyst and a member of the Financial Analysts Federation. Mr. Harris was appointed to Vicom's Board of Directors in April 2004.

James Mandel has been the Chief Executive Officer and a Director of the Company since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves as Chairman of the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

Donald Miller worked for Schwan's enterprises between 1962 and 2001, primarily as Chief Financial Officer. He is currently employed by Schwan's as Special Assistant to the CEO. He was appointed to Vicom's Board of Directors in September 2001 and was elected Chairman of the Board in April 2002. Mr. Miller is also Chairman of Vicom's Audit Committee.

David Weiss has been a Director of Vicom since 2002. He is currently Managing Principal for Rangeline Capital, LLC, a real estate investment banking company. Prior to forming Rangeline in 2002, Mr. Weiss was Managing Director for the St. Louis office of Northland/Marquette Capital Group.

The Company knows of no arrangements or understandings between a Director or nominee and any other person pursuant to which any person has been selected as a Director or nominee. There is no family relationship between any of the nominees, Directors or executive officers of the company.

Board of Directors and its Committees

The Board has determined that a majority of its members are "independent" as defined by the listing standards of the NASDAQ Stock Market. The independent Directors are Messrs. Frank Bennett, Eugene Harris, Donald Miller and David Weiss.

The Board of Directors met four times on a regular basis in 2003. As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2003 by unanimous written consent in lieu of conducting formal meetings. Last year, there were four such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting of Jonathan Dodge, Donald Miller and Frank Bennett. The Board also designated a compensation committee consisting of Frank Bennett and David Weiss.

Shareholder communication with the Board

Our Board welcomes your questions and comments. If you would like to communicate directly to our Board, or if you have a concern related to the Company's business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com, section Investor Relations. All communications will be forwarded to our audit committee.

Directors' attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. Six of our directors attended our Annual Meeting in 2003.

Audit Committee

Our audit committee:

o recommends to our Board of Directors the independent auditors to conduct the annual audit of our books and records;

o    reviews the proposed scope and results of the audit;

o    approves the audit fees to be paid;

o reviews accounting and financial controls with the independent public accountants and our financial and accounting staff; and

o reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter that is an exhibit to our most recent annual report on Form 10K.

Our audit committee met four times during 2003. The Audit Committee is comprised entirely of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards. Our Board has determined that all three members qualify as an "audit committee financial expert" independent from management as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended. Vicom acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

Report of the Audit Committee

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the year ended December 31, 2003, the Committee met four times, and Donald Miller, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly earnings announcement with the Company's Chief Financial Officer and the Company's independent auditors prior to public release.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with both the independent auditors their audit plans, audit scope, and identification of audit risks.

         The Audit Committee discussed and reviewed with the Company's independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the Company's independent auditors have the responsibility for the examination of those statements.

         Based on the review referred to above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

Compensation Committee

Our compensation committee

o reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and

o establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

Our  compensation  committee  met  four  times  during  2003.  The  compensation
committee  is  comprised   entirely  of  Directors  who  meet  the  independence
requirements of the NASDAQ listing standards.

Nominating Committee

The Nominating Committee (the "Nominating Committee") was formed by our Board in April 2004 and consists of Frank Bennett and David Weiss. The Nominating Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board. The Nominating Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary.

The Nominating Committee met in April 2004 to decide upon the nominees for Director at the Annual Meeting.

Director Nomination Procedures

         DIRECTOR MANAGER QUALIFICATIONS. The Company's Nominating Committee has established policies for the desired attributes of our Board as a whole. The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards. Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board. Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

         IDENTIFYING AND EVALUATING NOMINEES. The Nominating Committee regularly assesses the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for our Board, the Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

         CHARTER OF THE NOMINATING COMMITTEE. A copy of the charter of the Nominating Committee is available on our website at www.multibandusa.com.

Executive Compensation

         The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company's last three fiscal years ending December 31, 2003.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                             Annual Compensation                             Long Term Compensation
                          -------------------------                          -----------------------
Name And Principal        Year   Salary       Bonus        Other             Restricted   Securities    LTIP       All Other
Position                         ($)          ($)          Annual            Stock        Underlying    Payouts    Compensation
                                                           Compensation      Award(s)     Options/      ($)        ($)
------------------        ------  --------   -------       -------------     -----------  ----------    ---------   ------------
                                                           ($)               ($)          SARs
                                                                                          (#)
(a)                       (b)    (c)          (d)          (e)               (f)          (g)           (h)        (i)
                                                                             Awards                     Payouts
James L. Mandel           2003   $250,727     $125,000     -0-               -0-          300,000       -0-        -0-
Chief Executive Officer   2002   $149,874     $100,000     -0-               -0-          -0            -0-        -0-
                          2001   $131,346     -0-          -0-               -0-          500           -0-        -0-

Steven Bell               2003   $120,484     -0-          -0-               -0-          50,000        -0-        -0-
Chief Financial Officer   2002   $99,014      -0-          -0-               -0-          10,500        -0-        -0-
                          2001   $108,365     -0-          -0-               -0-          500           -0-        -0-


Dave Ekman                2003   $111,154     -0-          -0-               -0-          -0-           -0-        -0-
Chief Information Officer 2002   $93,695      -0-          -0-               -0-          -0-           -0-        -0-
                          2001   $100,614     -0-          -0-               -0-          500           -0-        -0-


Directors Fees

         There were no cash fees paid to Directors in 2003. Outside Directors receive a stock option of 30,000 shares at market price upon joining the Vicom Board. Additional awards or options to Directors are determined by the Board's Compensation Committee.

                            OPTION GRANTS DURING 2003

         The following table provides information regarding stock options granted during fiscal 2003 to the named executive officers in the Summary Compensation Table.



                          Number of      Percent of
                          Securities    Total Options
                          Underlying     Granted to      Exercise or                   Potential Realizable Value at Assumed
                           Options      Employees in      Base Price     Expiration    Annual Rates of Stock Price
     Name                Granted (#)    Fiscal Year (%)    ($/Share)         Date      Appreciation for Option Term (1)
---------------          ----------    ---------------   -----------     ------------  ---------------------------------------
                                                                                            5%              10%
                                                                                         --------         -----
James L. Mandel             300,000         46.3            $1.50       1/8/2013            -0-           $258,092
Steven M. Bell               50,000         7.7             $1.10       1/8/2013          $19,115         $63,015
Dave Ekman                   -0-            -0-               -              -                 -               -


(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

         Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which Vicom is not the surviving corporation, a transfer of all shares of stock of Vicom, a sale of substantially all the assets, or a dissolution or liquidation, of Vicom.

Aggregated Option Exercises in 2003 and Year End Option Values
--------------------------------------------------------------

    The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2003 and the number and value of options at December 31, 2003.


                              Shares Acquired
                              On Exercise      Value    (1)
Name                          -----------      Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
----                                           --------     -------------------------        -------------------------
                                                            Number of                        Value of Unexercised
                                                            Unexercised Options at           In-The-Money Options at
                                                            December 31, 2003                December 31, 2003
                                                            -----------------                -----------------
James L. Mandel............   -0-              -0-          450,500           -0-            $554,115        $0
Steven M. Bell.............   -0-              -0-          57,166            3,334          $70,314         $4,100
David Ekman.............      -0-              -0-          150,500           -0-            $185,115        $0


(1) Value is calculated on the basis of the difference between the option exercise price and $1.23, the fair market value of the Company's common stock at December 31, 2003 as quoted on the NASDAQ, multiplied by the number of shares underlying the option.

Other Compensation and Long-Term Incentive Plans

         The Company has no long-term incentive plans and issued no long-term incentive awards during 2003.

         The Company has an employment agreement with Mr. Steven Bell, President, for the term beginning January 2002 and expiring December 2004. Mr. Bell's compensation is not directly tied to the Company's performance. The agreement states that annual base salary for Mr. Bell will be between $125,000 and $135,000 per year. Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. The contract also provides Mr. Bell with 75,000 stock options at market price, vested over a three year period.

         The Company maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman, former Director. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such individual.

         The Company also has a three year employment agreement, from January 2002 to December 2004, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $200,000 and a stock option of 300,000 shares at $1.50 per share, vested over a three year period. Mr. Mandel's job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers.

                          1999 STOCK COMPENSATION PLAN


1999 STOCK COMPENSATION PLAN

         The total number of shares of stock reserved for awards to employees under the Plan is 1.8 million shares. The purpose of the plan is to promote the interest of the Company and its shareholders by providing employees of the company with an opportunity to receive a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. The plan is administered by a Committee of the Board of Directors. Awards pursuant to the 1999 plan may be in the form of either a restricted stock grant, which means that stock issued will vest over a three year vesting period, or stock options.

         Options granted under the Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("IRC") or "nonqualified" stock options that do not qualify for special tax treatment under the IRC. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the Company's common stock on the date the option is granted; in the case of any shareholder owning 10 percent or more of the common stock to whom an incentive stock option has been granted under the Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the common stock on the date the option is granted. Options are not transferable. An optionee, or his or her personal representative, may exercise his or her option for a period of ninety
(90) days following termination of employment, disability or death. The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholder owing 10 percent or more of the common stock to whom options have been granted. Options may be made exercisable in whole or in installments as determined by the Committee or Board. The Committee or Board may cancel an option of an employee who has been terminated for cause or takes employment with a competitor. The closing sale price of a share of the Company's common stock was $1.96 on April 22, 2004.

Federal Income Tax Matters

         Options. Incentive stock options granted under the 1999 plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 1999 plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

         Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if a recipient makes a "Section 83(b)" election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

         The total number of shares reserved for awards under the Plan is 300,000 shares. The purpose of the 2000 Directors' Plan is to enable the Company, through the grant of non-qualified stock options to non-employee ("outside") Directors of the Company, to attract and retain highly-qualified outside Directors and, by providing them with such a stock-based incentive, to motivate them to promote the best interests of the Company and its shareholders. For the purposes of the Plan, outside Directors are Directors who, at the time of granting of options under the Plan, are not and for the prior twelve months have not been employees of the

Company or any of its subsidiaries.

         All grants will provide for an exercise price equal to 100% of the fair market value of a Share at the date of the grant. Options will become exercisable approximately one year after date of grant and will expire ten years after date of grant, subject to earlier exercise and termination in certain circumstances. If an outside Director ceases to be a Director due to death, any of his outstanding options that have not yet become exercisable will accelerate, and all of his outstanding Options will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside
Director ceases to be a Director due to disability, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside Director ceases to be a Director for any other reason, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for 90 days.

The closing sale price of a share of the Company's common stock was $1.96 on April 22, 2004.

Federal Income Tax Matters

         Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2000 Directors' Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

              The 2000 Employee Stock Purchase Plan ("the ESPP") was adopted by the Vicom shareholders in August 2000. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of Vicom by purchasing Common Stock from Vicom on favorable terms and to pay for such purchase through payroll deductions. The aggregate number of shares of stock available for purchase under the ESPP is 400,000. The ESPP is intended to qualify under section 423 of the Internal Revenue Code. The provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

              The ESPP is administered by a committee of Vicom's board of directors. The committee consists exclusively of one or more directors of Vicom who are appointed by the Board. The committee interprets the ESPP and makes all other policy decisions relating to the operation of the ESPP. The committee may adopt such rules, guidelines and forms as it deems appropriate to implement the ESPP. The committee's determination under the ESPP are final and binding on all persons.

              The ESPP Year consists of a twelve-month period commencing on January 1 and ending on December 31. Notwithstanding the foregoing, the first ESPP Year will be a short year commencing on the effective date of the ESPP and ending on December 31, 2000.

                             EMPLOYEE BENEFITS PLANS

              Vicom has 401(k) profit sharing plans covering substantially all full-time employees. Employee contributions are limited to the maximum amount allowable by the Internal Revenue Code of 1986, as amended. Vicom made no significant discretionary contributions in years 1999, 1998 and 1997.

                              CERTAIN TRANSACTIONS

         The   following  is  a  summary  of  all   significant   related  party
transactions for the three years ended December 31, 2003.

         Rangeline Capital is an entity managed and co-owned by David Weiss, Director. In 2002 and 2003, Rangeline made equipment purchases from the Company. In both years, those purchases comprised less than 5% of Company annual revenues.

         Vicom and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58013 and 9449 Science Center Drive, New Hope, Minnesota 55428. The Fargo office lease expires in 2017 and covers approximately 22,500 square feet. The Fargo base rent ranges from $21,577 to $24,360 per month. The New Hope office lease expires in 2006 and covers approximately 47,000 square feet. The New Hope base rent ranges from $16,000 to $17,653 per month. Both the New Hope and main Fargo leases have provisions that call for the tenants to pay net operating expenses, including property taxes, related to the facilities. Both offices have office, warehouse and training facilities. The main Fargo property is owned in part by David Ekman. The New Hope property was owned jointly by Steven Bell and Marvin Frieman prior to its sale in August, 2003 to an independent third party.

         Interest and dividend expense paid by Vicom to related parties was approximately $225,966 in 2003, $228,000 in 2002 and $3,000 in 2001. Related
parties include the Company's Chairman, Chief Executive Officer, President and the President's mother.

                       PRINCIPAL AND SELLING SHAREHOLDERS

               The following table provides information as of June 2, 2004 concerning the beneficial ownership of Vicom's common stock by (i) each director of Vicom, (ii) the Named Executive Officers, (iii) the persons known by Vicom to own more than 5% of Vicom's outstanding common stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. The following table also provides information as of June 2, 2004 regarding the beneficial ownership of shares of Vicom's common stock which can be obtained by the selling shareholders by exercising warrants held by them and is adjusted to reflect the sale of all their shares. The information regarding ownership of shares of common stock after the offering assumes that all of the shares registered under this prospectus have been sold. The selling shareholders may actually sell all, some or none of the shares held by them.


--------------------------------------- ------------------------------------------------------- ------------- ----------------------
                                                         Shares Beneficially                                     Shares Beneficially
                                                             Owned Prior                           Shares            Owned After
                                                           To Offering (1)                        To Be Sold          Offering (20)
--------------------------------------- ------------------------------------------------------- ------------- ----------------------

                                                       Shares          Total
                                                     Underlying      Number of                                    Total
           Beneficial Owner             Shares2       Warrants        Shares       Percent3                      Number      Percent
--------------------------------------- ------------ ------------ ---------------- ------------ ------------- -------------- -------
Steven Bell                                  0            0       589,063(4)           2.3%           0       589,0635          2.3
9449 Science Center Drive
New Hope, MN  55428
                                             0            0       89,600(6)             *             0       89,6007            *
Frank Bennett
301 Carlson Parkway - Suite 120
Minnetonka, Minnesota  55305
                                             0            0       70,100(8)             *             0       70,1009            *
Jonathan Dodge
715 Florida Avenue South - Suite 402
Golden Valley, MN  55426
                                             0            0       1,751,583(10)        7.0%           0       1,751,58311      7.0%
David Ekman
2000 44th Street SW
Fargo, ND 58103
                                             0            0       19,000(12)            *             0       19,00013           *
Eugene Harris
225 South Meramec - Suite 722
St. Louis, MO 63105
                                             0            0       464,133(14)          2.0%           0       464,13315        1.8%
James L. Mandel
9449 Science Center Drive
New Hope, MN 55428
                                             0            0       1,369,686(16)        5.5%           0       1,369,68617      5.5%
Donald Miller
1924 Cocoplum Way
Naples, FL  34105
                                             0            0       122,726(18)           *             0       122,72619          *
David Weiss
10829 Olive Blvd.
Suite 203
St. Louis, MO 63141
All Directors and executive officers         0            0          4,475,891        18.0%           0         4,475,891      18.0%
   as a group (eight persons)


--------------------------
*Less than one percent
1 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.
2    Excludes shares underlying warrants.
3 Based on an average of 24,763,322 shares outstanding at June 2, 2004, and 25,317,822 shares outstanding after the exercise of warrants. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon the exercise of stock options and warrants (including the warrants).
4 Includes vested options to acquire 35,500 shares of common stock. Mr. Bell's Beneficial Ownership does include 31,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.
5 Includes vested options to acquire 35,500 shares of common stock. Mr. Bell's Beneficial Ownership does include 31,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.
6    Includes vested options to purchase 69,600 shares of common stock.
7    Includes vested options to purchase 69,600 shares of common stock.
8    Includes vested options to acquire 69,600 shares of common stock.
9    Includes vested options to acquire 69,600 shares of common stock.
10   Includes vested options to purchase 150,500 shares of common stock.
11   Includes vested options to purchase 150,500 shares of common stock.
12 Mr. Harris's beneficial ownership does include 19,000 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership.
13 Mr. Harris's beneficial ownership does include 19,000 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership.
14   Includes vested options to purchase 300,500 shares of common stock.
15   Includes vested options to purchase 300,500 shares of common stock.
16 Includes warrants and vested options to purchase 878,700 shares of common stock.
17 Includes warrants and vested options to purchase 878,700 shares of common stock.
18   Includes vested options to purchase 69,600 shares of common stock.
19   Includes vested options to purchase 69,600 shares of common stock.

------------------------------------- -------------------------------------------------------- -------------- ----------------------
                                                        Shares Beneficially                                      Shares Beneficially
                                                            Owned Prior To Offering (20)          Shares             Owned After
                                      -------------------------------------------------------   To Be Sold           Offering (20)
                                                                                                ----------           --------
                                                       Shares          Total
                                                     Underlying      Number of                                    Total
          Beneficial Owner            Shares21        Warrants        Shares       Percent22                     Number      Percent
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Ahlberg, Daniel B. & Linda                  20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Alice Ann Corporation                       30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Allison, Robert                             40,000        13,200           53,200      *              53,200        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Bergren, Gary                               20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Brown, David C./Carole A.                   25,000         8,250           33,250      *              33,250        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Brown, Pamela Trustee                       10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Brust Limited Partnership                   20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Campbell, Craig L. IRA                      20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Char, Danton S.                             10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Char, Devron H.                             15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Char, Devron H. & Valerice C.               10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Chudnofsky, Ann                             15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Clipper, Gary E. & Leslie                   15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Cobb, Elliott A. & Jean E.                  20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Cramer, M. Elizabeth                        20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Dahl, Christopher T.                        10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Dalsin, Mark & Linda                        10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Dalsin, Stephen B. & Teresa                 10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Davis, Gary B.                              10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Ellis Family Limited Partnership            40,000        13,200           53,200      *              53,200        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Ellis, John D.                              10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Geraci, Joseph                                   0         5,000            5,000      *               5,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Gonyea, Dennis D.                           30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Hale, Sandra J.                             15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Industricorp & Co FBO TC Corp              200,000        66,000          266,000     1.0%           266,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Kennedy, Maria C.                           15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Kennedy, William R.                         10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Kinney, E. Robert                           10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Kinney, Margaret Velie                      15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Malettis Partners LP                        15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
MB Partnership                              15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Miller, Thomas W. IRA Rollover              15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Molinsky, Richard                           50,000        16,500           66,500      *              66,500        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Oak Ridge Financial                              0         5,000            5,000      *               5,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Perkins Capital Mgmt Profit Sharing         30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Perkins Foundation                          10,000         3,300           13,300      *              13,300        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Perkins, Richard Trustee                    30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO              30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Bradley Erickson IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO              20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------


------------------
*Less than one percent
20 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.
21   Excludes shares underlying warrants.
22 Based on an average of 24,763,322 shares outstanding at June 2, 2004, and 25,317,822 shares outstanding after the exercise of warrants.
Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon the exercise of stock options and warrants (including the warrants).


                                                      Shares          Total
                                                      Underlying      Number of                                  Total
    Beneficial Owner                    Shares21      Warrants        Shares       Percent(22)                   Number      Percent
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Charles Pappas IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO Dan          20,000         6,600           26,600      *              26,600        0            0
Lastavich IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO J.           20,000         6,600           26,600      *              26,600        0            0
Richard Gilliland IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO              20,000         6,600           26,600      *              26,600        0            0
James B. Wallace
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO              25,000         8,250           33,250      *              33,250        0            0
Michael Wilcox IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray as custodian FBO              30,000         9,900           39,900      *              39,900        0            0
Robert Clayburgh IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray FBO Daniel S. Perkins         15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Piper Jaffray FBO Patrice M.                15,000         4,950           19,950      *              19,950        0            0
Perkins IRA
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Potter, John T.                             25,000         8,250           33,250      *              33,250        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Provident Premier Master Fund Ltd          200,000        66,000          266,000     1.0%           266,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Pyramid Partners                           100,000        33,000          133,000      *             133,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Roitenberg Trust                            15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Rooney, John F.                             20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Seel, Paul C. & Nancy JTWROS                20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Skone, E. Terry                             30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Strickland, Edward & Margaret               20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
USB Piper Jaffray FBO Mark Halsten          15,000         4,950           19,950      *              19,950        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Villafana, Manuel A.                        20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Voight, Donald O. & Janet M. TTEE           20,000         6,600           26,600      *              26,600        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Westrum, David M. TTEE                      30,000         9,900           39,900      *              39,900        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
Winer, Norman                              100,000        33,000          133,000      *             133,000        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
All Selling Shareholders as a Group                                                                                 0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------
TOTAL                                    1,650,000       554,500        2,204,500     8.0%         2,204,500        0            0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- -------------- -------

                              PLAN OF DISTRIBUTION

         The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o An exchange distribution in accordance with the rules of the applicable exchange;

o    Privately negotiated transactions;

o    Settlement of short sales;

o Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o    A combination of any such methods of sale; and

o    Any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Oak Ridge Financial, one of the Selling Shareholders is a broker-dealer. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

Capital Structure

             The Articles of Incorporation of Vicom authorize Vicom to issue 50 million shares of capital stock, which have no par value. However, the shares have a par value of one cent per share for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation. As of June 2, 2004 there were 24,763,322 shares of common stock outstanding, 2.5 million shares reserved for issuance under our stock plans, 7,678,938 shares of common stock reserved for issuance under outstanding warrants, 1,055,155 shares of common stock issuable upon the conversion of shares of our Classes A through E cumulative convertible Preferred Stock and 941,558 shares upon conversion of a note payable.

Common Stock

         Holders of common stock are entitled to one vote per share in all matters to be voted upon by shareholders. There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than 50% of the voting rights in the election of directors are able to elect all of the directors. Vicom's Articles of Incorporation provide that holders of the Company's common stock do not have preemptive rights to subscribe for and to purchase additional shares of common stock or other obligations convertible into shares of common stock which may be issued by the Company.

         Holders of common stock are entitled to receive such dividends as are declared by Vicom's Board of Directors out of funds legally available for the payment of dividends. Vicom presently intends not to pay any dividends on the common stock for the foreseeable future. Any future determination as to the declaration and payment of dividends will be made at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of Vicom, and subject to the preferential rights of the holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred, the holders of common stock will be entitled to receive a pro rata share of the net assets of Vicom remaining after payment or provision for payment of the debts and other liabilities of Vicom.

         All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock of Vicom are not liable for further calls or assessments.

Warrants

                       The warrants being registered hereunder have a three year term with each warrant allowing the warrant holder to purchase one share of Vicom common stock for $2.21 per share.

          MARKET PRICE OF VICOM'S COMON AND RELATED STOCKHOLDER MATTERS

         Through May 17, 2000, Vicom's common stock was traded and quoted on the OTC Bulletin Board(R) ("OTCBB") under the symbol "VICM." From May 18, 2000 until August 21, 2000, the common stock was quoted under the VICM symbol on the Pink Sheets(R) operated by Pink Sheets LLC. From August 21, 2000, to December 12, 2000, Vicom's common stock was traded and quoted on the OTCBB under the VICM symbol. Since then, the stock has been traded and quoted on the Nasdaq Smallcap market system. The table below sets forth the high and low bid prices for the common stock during each quarter in the two years ended December 31, 2002 and December 31, 2003, and for the quarter ended March 31, 2004 as provided by Nasdaq.

Quarter Ended                                     High Bid         Low Bid
-------------                                     --------         -------
March 31, 2002 ...............................      1.90             1.37
June 30, 2002 ................................      1.75              .80
September 30, 2002 ...........................       .92              .52
December 31, 2002 ............................      1.12              .50
March 31, 2003 ...............................      1.37              .77
June 30, 2003 ................................      2.49             1.03
September 30, 2003 ...........................      2.20             1.52
December 31, 2003 ............................      1.85             1.23
March 31, 2004 ...............................      1.68             1.04

         As of June 2, 2004, Vicom had 679 shareholders of record of its common stock and 24,763,322 shares of common stock outstanding. As of that date, eight shareholders held a total of 27,931 of Class A Preferred, two shareholders held 8,700 shares of Class B Preferred, five shareholders held a total of 125,400 shares of Class C Preferred, and eight shareholders held a total of 77,650 shares of Class E Preferred.

Preferred Stock

         In December 1998, Vicom issued 2,550 shares of Class A Preferred for $23,638 and 37,550 shares of Class B Preferred for $359,893. The Class B Preferred was offered to certain note holders at a conversion rate of $10.00 per share of Class B Preferred. Each share of Class A Preferred and Class B Preferred is non-voting (except as otherwise required by law) and convertible into five shares of common stock, subject to adjustment in certain circumstances. Each holder of a share of Class A Preferred or Class B Preferred has a five-year warrant to purchase one share of common stock at $3.00 per share, subject to adjustment. During 2001, Vicom issued 67,655 shares of Class A Preferred for $676,556.

         In June 2000, Vicom issued 80,500 shares of Class C Preferred for $805,000. The Class C Preferred was offered to certain note holders at a conversion rate of $10.00 a share. In September 2000, Vicom issued an additional 72,810 shares of Class C Preferred for $728,100. Each share of Class C Preferred is non-voting (except as otherwise required by law) and convertible into two shares of Vicom common stock, subject to adjustment in certain circumstances.

         In November 2000, Vicom issued 72,500 shares of Class D Preferred for $490,332. The Class D Preferred was sold to eight accredited investors at $10.00 per share. Each share of Class D Preferred is non-voting (except as otherwise required by law) and convertible into two and one-half shares of Vicom Common Stock, subject to adjustment in certain circumstances.

         In the second quarter of 2002, Preferred Class D stocks were redeemed; $100,000 converted to Common Stock, and $300,000 converted to a Note Payable.

         In the fourth quarter of 2002, Vicom issued 70,000 shares of Class E Preferred for $700,000, with $600,000 related to conversion of a note payable from a director of the Company into Preferred Stock.

         In the first quarter of 2003, $72,000 worth of Class C Preferred Stock was issued to an officer of the Company in a conversion of accounts payable. Also in the first quarter of 2003, $76,500 worth of Class E Preferred Stock was issued to a member of the Board for his purchase of Multiband assets.

         In the third quarter of 2003 $25,000 worth of Class B Preferred Stock was purchased by an accredited investor.

         In addition, during 2003 $133,100 worth of Class C Preferred Stock was redeemed.

         The holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred (collectively, "Preferred Stock") are entitled to receive, as and when declared by the Board, out of the assets of the Company legally available for payment thereof, cumulative cash dividends calculated based on the $10.00 per share stated value of the Preferred Stock. The per annum dividend rate is eight percent (8%) for the Class A Preferred and ten percent (10%) for the Class B Preferred and Class C Preferred, fourteen percent (14%) for the Class D Preferred and fifteen percent (15%) in the Class E Preferred, to be paid in kind. Dividends on the Class A Preferred, Class C Preferred and Class D Preferred are payable quarterly on March 31, June 30, September 30, and December 31 of each year. Dividends on the Class B Preferred are payable monthly on the first day of each calendar month. Dividends on the Preferred Stock accrue cumulatively on a daily basis until the Preferred Stock is redeemed or converted.

         In the event of any liquidation, dissolution or winding up of Vicom, the holders of the Class A Preferred and Class B Preferred will be entitled to receive a liquidation preference of $10.50 per share, and the holders of the Class C Preferred, Class D Preferred and Class E Preferred will be entitled to receive a liquidation preference of $10.00 per share, each subject to adjustment. Any liquidation preference shall be payable out of any net assets of Vicom remaining after payment or provision for payment of the debts and other liabilities of Vicom.

         Vicom may redeem the Preferred Stock, in whole or in part, at a redemption price of $10.50 per share for the Class A Preferred and the Class B Preferred and $10.00 per share for the Class C Preferred, Class D Preferred and Class E Preferred (subject to adjustment, plus any earned and unpaid dividends) on not less than thirty days' notice to the holders of the Preferred Stock, provided that the closing bid price of the common stock exceeds $4.00 per share (subject to adjustment) for any ten consecutive trading days prior to such notice. Upon Vicom's call for redemption, the holders of the Preferred Stock called for redemption will have the option to convert each share of Preferred Stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Vicom in its sole discretion. Preferred Stock not so converted will be redeemed. No holder of Preferred Stock can require Vicom to redeem his or her shares.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 302A.251 of the Minnesota statutes, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interest of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. Vicom's Articles of Incorporation provide for indemnification pursuant to Minnesota statutes. We also have directors' and officers' insurance in the amount of $3,000,000 per occurrence.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Steven M. Bell, Esq. of New Hope, Minnesota.

                                     EXPERTS

         Financial statements of Vicom included in this prospectus for the years ended December 31, 2003, 2002 and 2001 have been audited by Virchow, Krause & Company, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

         We will be filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under File No. 0-13529. You may read and copy any document in our public files at the SEC's offices at:

         o   Judiciary Plaza
             450 Fifth Street, NW
             Room 1024
             Washington, D.C. 20549

         o   500 West Madison Street
             Suite 1400
             Chicago, Illinois 60606

         o   3475 Lenox, N.E.
             Suite 1000
             Atlanta, Georgia 30326

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov, through the SEC's electronic data gathering analysis and retrieval system, EDGAR. Our common stock is traded on the NASDAQ Stock Market under the symbol "VICM." Information about us is also available from the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which we have filed with the Commission, are incorporated by reference in this Prospectus:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         o    our proxy statement for the 2002 Annual Meeting of Shareholders;

         o our quarterly reports on Form 10-Q for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2004;

         o our Forms 8-K filed May 24, 2004, March 17, 2004, December 16, 2003, September 24, 2003, October 26, 2001 and 8-K/A filed November 5, 2001; and

         o the description of our common stock contained in our Registration Statement on Form 10.

         All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this Prospectus. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

         We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all documents that have been or may be incorporated by reference in the Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

                            9449 Science Center Drive
                            New Hope, Minnesota 55428
                         Telephone Number (763) 504-3000


                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

         All statements contained in this Prospectus and the documents we incorporate be reference that are not statements of historical fact are "forward-looking statements". Sometimes these statements contain words like "believe", "belief", "plan", "anticipate", "expect", "estimate", "may", "will", or similar terms. Forward-looking statements involve known or unknown uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by the forward-looking statements. The "Risk Factors" section summarizes certain of the material risks and uncertainties that could cause our actual results, performance or achievements to differ materially from what we have said in this Prospectus and the documents we incorporate by reference. The Risk Factors apply to all of our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We will not revise these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                         Index to Financial Statements.

Vicom, Inc. and Subsidiaries - Consolidated Balance Sheets as of March 31, 2004, December 31, 2003 and 2002 and Consolidated Statements of Operations, Consolidated Stockholders' Equity and Consolidated Cash Flows for the Years Ended December 31, 2003, 2002 and 2001 and for the Three Months ended March 31, 2004 and 2003.

Description                                                   Pages
-----------                                                   -----
Independent Auditor's Report                                    F2
Consolidate Balance Sheets                                      F3
Consolidated Statements of Operations                           F4
Consolidated Statements of Stockholders' Equity                 F5
Consolidated Statements of Cash Flows                           F11
Notes to Consolidated Financial Statements                      F12



                                       F1

                          Independent Auditor's Report
                          ----------------------------

                         REPORT OF INDEPENDENT AUDITORS


To Stockholders, Board of Directors, and Audit Committee
Vicom, Incorporated and subsidiaries

We have audited the accompanying consolidated balance sheets of Vicom, Incorporated and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vicom, Incorporated and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP



Minneapolis, Minnesota
February 16, 2004


                                       F2


                      VICOM, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                                      Three Months
                                                                       Years Ended December          Ended March 31,
                                                                -----------------------------------  ---------------
                                                                       2003              2002             2004
                                                                ----------------   ----------------  ---------------
                                                                                                       (unaudited)
CURRENT ASSETS
    Cash and cash equivalents                                   $      2,945,960   $        540,375   $    1,602,593
    Certificate of deposit                                               250,000                  -          250,000
    Accounts receivable, net                                           1,658,114          1,948,004        2,039,841
    Inventories, net                                                   1,973,817          1,463,658        1,951,218

    Other current assets                                                  96,550            226,774          103,152
                                                                ----------------   ----------------          -------

        Total Current Assets                                           6,924,441          4,178,811        5,946,804
                                                                ----------------   ----------------        ---------


PROPERTY AND EQUIPMENT, NET                                            3,589,704          3,248,973        3,369,071
                                                                ----------------   ----------------        ---------

OTHER ASSETS
    Goodwill                                                           2,748,879          2,748,879        2,761,245

    Other assets                                                         639,861            170,653        1,039,508
                                                                ----------------   ----------------        ---------

        Total Other Assets                                             3,388,740          2,919,532        3,800,753
                                                                ----------------   ----------------        ---------

           TOTAL ASSETS                                         $     13,902,885   $     10,347,316   $   13,116,625
                                                                ================   ================   ===============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Checks issued in excess of cash in bank                     $        147,398   $              -   $      142,775
    Wholesale line of credit                                             976,314          1,290,383        1,453,725
    Current portion of long-term debt                                    998,813            321,589          919,032
    Current portion of note payable - stockholder                         81,554                  -           99,080
    Current portion of capital lease obligations                          54,939             59,570           56,143
    Accounts payable                                                   1,771,699          1,735,931        1,663,419
    Accrued liabilities                                                1,459,705            714,479        1,101,155

    Deferred service obligations and revenue                             315,227            309,729          332,255
                                                                ----------------   ----------------  ---------------
        Total Current Liabilities                                      5,805,649          4,431,681        5,756,584

LONG-TERM LIABILITIES
    Long-term debt, net                                                2,087,156          3,114,006        2,127,691
    Other long term debt                                                                                     222,700
    Note payable - stockholder, net of current portion                    32,837                  -           16,576

    Capital lease obligations, net of current portion                    142,898            159,344          128,329
                                                                ----------------   ----------------  ---------------

        Total Liabilities                                              8,068,540          7,705,031        8,251,880
                                                                ----------------   ----------------  ---------------


MINORITY INTEREST IN SUBSIDIARY                                           26,634                  -                -
                                                                ----------------   ----------------  ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Cumulative convertible preferred stock, no par value:
        8% Class A (27,931, 27,831, and 27,931 shares issued
         and outstanding, $293,276, $292,226 and $293,276
         liquidation preference)                                         419,752            418,252          419,752
        10% Class B (8,700, 6,200 and 8,700 shares issued and
         outstanding, $91,350, $65,100 and $91,350 liquidation                                                62,000
         preference)                                                      62,000             62,000
        10% Class C (125,400, 131,510 and 125,400 shares
         issued and outstanding, $1,254,000, $1,315,100 and                                                1,611,105
         $1,254,000 liquidation preference)                            1,611,105          1,699,407
        15% Class E (77,650, 70,000 and 77,650 shares issued
         and outstanding, $776,500, $700,000 and $776,500
         liquidation preference)                                         438,964            395,778          438,964
    Common stock, no par value (19,036,805, 13,110,477and
        19,450,294 shares issued; 19,019,786, 13,065,410 and                                               8,230,982
        19,440,150 shares outstanding)                                 7,726,505         4,465,832
    Stock subscriptions receivable                                     (418,085)          (633,195)        (415,085)
    Options and warrants                                              30,514,872         26,632,299       30,514,872
    Unamortized compensation                                           (217,210)          (682,089)         (88,136)

    Accumulated deficit                                             (34,330,192)       (29,715,999)     (35,909,709)
                                                                ----------------   ----------------  ---------------

           Total Stockholders' Equity                                  5,807,711         2,642,285        4,864,745
                                                                ----------------   ----------------  ---------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $     13,902,885   $    10,347,316  $    13,116,625
                                                                ================   ================ ================

          See accompanying notes to consolidated financial statements.



                                       F3

                      CONSOLIDATED STATEMENTS OF OPERATIONS
       Years Ended December 31, 2003, 2002 and 2001, Three Months Ended March 31, 2004 and 2003 (unaudited)

                                                               Years Ended December 31                 Three Months Ended March 31,
                                                  -----------------------------------------------     ------------------------------
                                                      2003              2002         2001               2004           2003
                                                  --------------- ----------------  -------------     ------------     ------------
                                                                                                       (unaudited)      (unaudited)
REVENUES                                               22,640,421 $     24,540,969   $ 32,260,777     $  5,747,474     $  5,871,762
                                                  --------------- ----------------   ------------     ------------     ------------

COST AND EXPENSES
    Cost of products and services                      15,952,019       18,036,750     25,295,186        4,348,949        4,310,702
    Selling, general and administrative                10,184,709        9,337,292     10,962,739        2,596,953        2,235,996
                                                  --------------- ----------------  -------------     ------------     ------------
        Total costs and expenses                       26,136,728       27,374,042     36,257,925        6,945,802        6,546,698
                                                  --------------- ----------------   ------------     ------------     ------------


LOSS FROM OPERATIONS                                  (3,496,307)      (2,833,073)    (3,997,148)      (1,198,328)         (674,936)
                                                  --------------- ----------------   ------------     ------------     ------------


OTHER INCOME (EXPENSE)
    Interest expense                                    (897,704)      (1,604,512)    (1,446,868)        (321,377)         (225,687)
    Interest income                                        16,309           64,083         63,717            2,841          (65,496)
    Other income                                         (20,668)         (64,557)         54,747        (318,536)         (291,183)
                                                  --------------- ----------------   ------------     ------------     ------------
        Total Other Expense                             (902,063)      (1,604,986)    (1,328,404)        (642,754)         (582,366)
                                                  --------------- ----------------   ------------     ------------     ------------

LOSS BEFORE MINORITY INTEREST IN SUBSIDIARY           (4,398,370)      (4,438,059)    (5,325,552)      (1,516,864)         (966,119)


    Minority interest in subsidiary                        33,366               -              -                0                 0


NET LOSS                                              (4,365,004)      (4,438,059)    (5,325,552)      (1,516,864)         (966,119)


    Preferred stock dividends                            248,689          153,578        432,669         (62,653)           (56,471)
                                                  --------------- ----------------   ------------     ------------     ------------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS          $   (4,613,693)   $   4,591,637)  $ (5,758,221)      (1,579,517)       (1,022,590)
                                                  =============== ================  =============     ============     ============
LOSS PER COMMON SHARE- BASIC AND DILUTED            $      (0.29)    $      (0.39)     $    (0.66)        $  (.08)     $       (.08)
                                                  =============== ================  =============     ------------     ------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC
    AND DILUTED                                        16,112,231       11,735,095      8,762,814       19,280,632       13,418,333
                                                  =============== ================  =============     ------------     ------------


          See accompanying notes to consolidated financial statements.


                                       F4


                                                VICOM, INCORPORATED AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                            Years Ended December 31, 2003, 2002, and 2001


                                                                          Cumulative Convertible Preferred Stock

                                                          8% Class A                 10% Class B                 10% Class C
                                                   -------------------------- -----------------------    --------------------------
                                                      Shares        Amount      Shares      Amount         Shares         Amount
                                                   -----------    ----------- ----------- -----------    -----------    -----------
BALANCES, December 31, 2000
                                                          --      $      --        22,836 $   218,869        150,810    $ 1,951,003
 Stock issued:
    Cash                                                32,050        320,500        --          --             --             --
    Stock subscriptions
     receivable                                           --             --          --          --             --             --
    Acquisition
     of assets                                          10,640        106,400        --          --             --             --
    Purchase of
     intangible asset                                     --             --          --          --             --             --
    Guarantee of
     debt financing                                       --             --          --          --             --             --
    Conversion of
     accounts payable                                    3,500         35,000        --          --             --             --
    Conversion of
     accrued liabilities                                 9,631         96,306        --          --             --             --
    Conversion of
      notes payable                                      5,804         58,044        --          --             --             --
    Conversion of
     preferred stock                                   (31,000)      (310,000)    (13,150)   (131,500)        (7,800)       (78,000)
    Conversion of
     dividends payable                                   6,030         60,300        --          --             --             --
 Redemption of
  preferred stock                                       (7,783)       (77,830)       (986)       (369)        (3,500)       (35,000)
 Discount on preferred
  stock related to                                        --          145,147        --          --             --          (37,556)
  warrants
 Interest receivable
   on stock subscription                                  --             --          --          --             --             --
  receivable
 Warrants issued:                                         --             --
    Preferred stock                                       --             --          --          --             --             --
    Common stock                                          --             --          --          --             --             --
    Debt                                                  --             --          --          --             --             --
 Deferred compensation
   expense related to
   stock options issued
    below fair market
     value                                                --             --          --          --             --             --
 Deferred compensation
  expense                                                 --             --          --          --             --             --
 Restricted stock:                                        --             --
    Issued                                                --             --          --          --             --             --
    Forfeited                                             --             --          --          --             --             --
    Amortization expense                                  --             --          --          --             --             --
 Repricing of warrants                                    --             --          --          --             --             --
 Embedded value with
   Pyramid Trading
    warrants                                              --             --          --          --             --             --
 Preferred stock dividends                                --             --          --          --             --             --
 Net loss                                                 --             --          --          --             --             --
                                                   -----------    ----------- ----------- -----------    -----------    -----------
BALANCES, December 31, 2001
                                                        28,872        433,867       8,700      87,000        139,510      1,800,447
 Stock issued:
    Cash                                                  --             --          --          --             --             --
    Reduction of
     stock subscriptions                                  --             --          --          --             --             --
       receivable for
        fees related to
        equity
        transactions
    Acquisition of assets                                1,859         18,590        --          --             --             --
    Guarantee of
     debt financing                                       --             --          --          --             --             --


                                                          14% Class D               15% Class E
                                                  --------------------------    -------------------------
                                                    Shares         Amount         Shares        Amount
                                                  -----------    -----------    -----------   -----------
BALANCES, December 31, 2000
                                                     72,500 $        802,813           --     $      --
 Stock issued:
    Cash                                                 --             --             --            --
    Stock subscriptions
     receivable                                          --             --             --            --
    Acquisition
     of assets                                           --             --             --            --
    Purchase of
     intangible asset                                    --             --             --            --
    Guarantee of
     debt financing                                      --             --             --            --
    Conversion of
     accounts payable                                    --             --             --            --
    Conversion of
     accrued liabilities                                 --             --             --            --
    Conversion of
      notes payable                                    10,000        100,000           --            --
    Conversion of
     preferred stock                                     --             --             --            --
    Conversion of
     dividends payable                                   --             --             --            --
 Redemption of
  preferred stock                                     (42,500)      (425,000)          --            --
 Discount on preferred
  stock related to                                       --          (60,313)          --            --
  warrants
 Interest receivable
   on stock subscription                                 --             --             --            --
  receivable
 Warrants issued:
    Preferred stock                                      --             --             --            --
    Common stock                                         --             --             --            --
    Debt                                                 --             --             --            --
 Deferred compensation
   expense related to
   stock options issued
    below fair market
     value                                               --             --             --            --
 Deferred compensation
  expense                                                --             --             --            --
 Restricted stock:
    Issued                                               --             --             --            --
    Forfeited                                            --             --             --            --
    Amortization expense                                 --             --             --            --
 Repricing of warrants                                   --             --             --            --
 Embedded value with
   Pyramid Trading
    warrants                                             --             --             --            --
 Preferred stock dividends                               --             --             --            --
 Net loss                                                --             --             --            --
                                                  -----------    -----------    -----------   -----------
BALANCES, December 31, 2001
                                                       40,000        417,500           --            --
 Stock issued:
    Cash                                                 --             --           10,000       100,000
    Reduction of
     stock subscriptions                                 --             --             --            --
       receivable for
        fees related to
        equity
        transactions
    Acquisition of assets                                1,859         18,590        --          --             --             --
    Guarantee of
     debt financing                                       --             --          --          --             --             --

                                    See accompanying notes to consolidated financial statements.



                                                                 F5


                                                          8% Class A                 10% Class B                 10% Class C
                                                   -------------------------- -----------------------    --------------------------
                                                      Shares        Amount      Shares      Amount         Shares         Amount
                                                   -----------    ----------- ----------- -----------    -----------    -----------

    Services rendered                                     --             --          --          --             --             --
    Conversion of accounts payable                        --             --          --          --             --             --
    Conversion of notes payable and accrued
      interest                                            --             --          --          --             --             --
    Conversion of accrued interest                        --             --          --          --             --             --
    Conversion of preferred stock                         --             --        (2,500)    (25,000)        (2,500)       (25,000)
 Redemption of preferred stock                          (2,900)       (29,000)       --          --           (5,500)       (55,000)
 Discount on preferred stock related to
   warrants issued                                        --           (5,205)       --          --             --          (21,040)
 Interest receivable on stock subscription                --             --          --          --             --             --
 receivable
 Warrants issued:
    Preferred stock                                       --             --          --          --             --             --
    Common stock                                          --             --          --          --             --             --
    Debt                                                  --             --          --          --             --             --
 Deferred compensation expense related to
  stock options issued below fair market value            --             --          --          --             --             --
 Deferred compensation expense                            --             --          --          --             --             --
 Restricted stock:
    Issued and outstanding                                --             --          --          --             --             --
    Forfeited                                             --             --          --          --             --             --
    Amortization expense                                  --             --          --          --             --             --
 Embedded value with Pyramid Trading warrants             --             --          --          --             --             --
 Preferred stock dividends                                --             --          --          --             --             --
 Net loss                                                 --             --          --          --             --             --
                                                   -----------    ----------- ----------- -----------    -----------    -----------

BALANCES, December 31, 2002                             27,831        418,252       6,200      62,000        131,510      1,699,407
 Stock issued:
    Cash                                                   100          1,000       2,500      25,000           --             --
    Exercise of warrants                                  --             --          --          --             --             --
    Cashless exercise of warrants                         --             --          --          --             --             --
    Exercise of stock options                             --             --          --          --             --             --
    Reduction of stock subscriptions                      --             --          --          --             --             --
       receivable for fees related to equity
       transactions
    Acquisition of assets                                 --             --          --          --             --             --
    Conversion of accounts payable                        --             --          --          --            7,200         72,000
    Conversion of notes payable                           --             --          --          --             --             --
    Conversion of accrued interest                        --             --          --          --             --             --
    Conversion of preferred stock                         --             --          --          --           (4,000)       (40,000)
    Conversion of dividends payable                       --             --          --          --             --             --
 Redemption of preferred stock                            --             --          --          --           (9,310)       (93,100)
 Intrinsic value of convertible feature                   --              500        --          --             --          (27,202)
 Discount on preferred stock related to
   warrants issued                                        --             --          --       (25,000)          --             --
 Stock subscriptions receivable:
    Cash payments                                         --             --          --          --             --             --
    Increase reserve                                      --             --          --          --             --             --
    Interest collected                                    --             --          --          --             --             --
 Warrants issued:
    Preferred stock                                       --             --          --          --             --             --
    Common stock                                          --             --          --          --             --             --


                                                          14% Class D               15% Class E
                                                  --------------------------    -------------------------
                                                    Shares         Amount         Shares        Amount
                                                  -----------    -----------    -----------   -----------
    Services rendered                                  --             --             --            --
    Conversion of accounts payable                     --             --             --            --
    Conversion of notes payable and accrued
      interest                                      (30,000)      (300,000)        60,000       600,000
    Conversion of accrued interest                     --             --             --            --
    Conversion of preferred stock                   (10,000)      (100,000)          --            --
 Redemption of preferred stock                         --             --             --            --
 Discount on preferred stock related to
   warrants issued                                     --          (17,500)          --        (304,222)
 Interest receivable on stock subscription             --             --             --            --
 receivable
 Warrants issued:
    Preferred stock                                    --             --             --            --
    Common stock                                       --             --             --            --
    Debt                                               --             --             --            --
 Deferred compensation expense related to
  stock options issued below fair market value         --             --             --            --
 Deferred compensation expense                         --             --             --            --
 Restricted stock:
    Issued and outstanding                             --             --             --            --
    Forfeited                                          --             --             --            --
    Amortization expense                               --             --             --            --
 Embedded value with Pyramid Trading warrants          --             --             --            --
 Preferred stock dividends                             --             --             --            --
 Net loss                                              --             --             --            --
                                                  ---------    -----------    -----------   -----------

BALANCES, December 31, 2002                            --             --           70,000       395,778
 Stock issued:
    Cash                                               --             --             --            --
    Exercise of warrants                               --             --             --            --
    Cashless exercise of warrants                      --             --             --            --
    Exercise of stock options                          --             --             --            --
    Reduction of stock subscriptions                   --             --             --            --
       receivable for fees related to equity
       transactions
    Acquisition of assets                              --             --            7,650        76,500
    Conversion of accounts payable                     --             --             --            --
    Conversion of notes payable                        --             --             --            --
    Conversion of accrued interest                     --             --             --            --
    Conversion of preferred stock                      --             --             --            --
    Conversion of dividends payable                    --             --             --            --
 Redemption of preferred stock                         --             --             --            --
 Intrinsic value of convertible feature                --             --             --            --
 Discount on preferred stock related to
   warrants issued                                     --             --             --         (33,314)
 Stock subscriptions receivable:
    Cash payments                                      --             --             --            --
    Increase reserve                                   --             --             --            --
    Interest collected                                 --             --             --            --
 Warrants issued:
    Preferred stock                                    --             --             --            --
    Common stock                                       --             --             --            --


                                    See accompanying notes to consolidated financial statements.



                                                                 F6


                                                          8% Class A                 10% Class B                 10% Class C
                                                   -------------------------- -----------------------    --------------------------
                                                      Shares        Amount      Shares      Amount         Shares         Amount
                                                   -----------    ----------- ----------- -----------    -----------    -----------

    Debt                                                  --             --          --          --             --             --
    Services rendered                                     --             --          --          --             --             --
 Deferred compensation expense related to
   stock options issued below fair market value           --             --          --          --             --             --
 Deferred compensation expense                            --             --          --          --             --             --
 Restricted stock:
    Forfeited                                             --             --          --          --             --             --
    Amortization expense                                  --             --          --          --             --             --
 Embedded value with Laurus warrants                      --             --          --          --             --             --
 Preferred stock dividends                                --             --          --          --             --             --
 Net loss                                                 --             --          --          --             --             --
                                                   -----------    ----------- ----------- -----------    -----------    -----------

BALANCES, December 31, 2003                           27,931       $  419,752       8,700 $    62,000        125,400    $ 1,611,105
                                                   ===========    =========== =========== ===========    ===========    ===========



                                                          14% Class D               15% Class E
                                                  --------------------------    -------------------------
                                                    Shares         Amount         Shares        Amount
                                                  -----------    -----------    -----------   -----------
    Debt                                                 --             --             --            --
    Services rendered                                    --             --             --            --
 Deferred compensation expense related to
   stock options issued below fair market value          --             --             --            --
 Deferred compensation expense                           --             --             --            --
 Restricted stock:
    Forfeited                                            --             --             --            --
    Amortization expense                                 --             --             --            --
 Embedded value with Laurus warrants                     --             --             --            --
 Preferred stock dividends                               --             --             --            --
 Net loss                                                --             --             --            --
                                                  -----------    -----------    -----------   -----------

BALANCES, December 31, 2003                              --      $      --         77,650 $       438,964
                                                  ===========    ===========    ===========   ===========


                                    See accompanying notes to consolidated financial statements.


                                                                 F7



                                                             Common Stock             Stock         Options
                                                     ----------------------------   Subscriptions     and         Unamortized
                                                         Shares         Amount      Receivable     Warrants       Compensation
                                                     -------------- ------------- ------------- --------------  ---------------
BALANCES, December 31, 2000                              8,137,181  $   1,340,074 $          -  $ 14,347,833    $     (278,138)
 Stock issued:
   Cash                                                  1,092,953        421,566           -             -                 -
   Stock subscriptions receivable                          800,000        610,000    (610,000)            -                 -
   Acquisition of assets                                    87,000        261,000           -             -                 -
   Purchase of intangible assets                            50,000         83,750           -             -                 -
   Guarantee of debt financing                             100,000        120,000           -             -                 -
   Conversion of accounts payable                                -             -            -             -                 -
   Conversion of accrued liabilities                        10,000          9,007           -             -                 -
   Conversion of notes payable                              20,000         50,000           -             -                 -
   Conversion of preferred stock                           382,027        528,742           -             -                 -
   Conversion of dividends payable                               -             -            -             -                 -
Redemption of preferred stock                                    -             -            -             -                 -
Discount on preferred stock
 related to warrants                                             -             -            -             -                 -
Interest receivable on
  stock subscription receivable                                  -             -      (21,619)            -                 -
Warrants issued:
   Preferred stock                                               -             -            -        87,403                 -
   Common stock                                                  -             -            -       544,683                 -
   Debt                                                          -             -            -     1,382,126                 -
Deferred compensation
 expense related to stock
options issued below
 fair market value                                                                                1,244,250       (1,244,250)
Deferred compensation expense                                    -             -            -             -           239,461
Restricted stock
   Issued                                                   83,000        308,145           -             -         (308,145)
   Forfeited                                              (82,711)      (289,180)           -             -           289,180
   Amortization expense                                          -             -            -             -            92,749
Repricing of warrants                                            -             -            -     6,919,692                 -
Embedded value with
  Pyramid Trading warrants                                       -             -            -       431,925                 -
Preferred stock dividends                                        -             -            -             -                 -
Net loss                                                         -             -            -             -                 -
                                                     -------------- ------------- ------------ -------------   ---------------
BALANCES, December 31, 2001                             10,679,450      3,443,104    (631,619)   24,957,912       (1,209,143)
 Stock issued:
   Cash                                                 1,548,120        274,414         7,850              -               -
   Reduction of stock
     subscriptions receivable for
      fees related to equity transactions                       -       (40,563)        40,563              -               -
   Acquisition of assets                                        -             -             -        (18,590)               -
   Guarantee of debt financing                             25,000         14,750            -               -               -
   Services rendered                                       35,214         27,700            -               -               -
   Conversion of accounts payable                           7,500          7,255            -               -               -
   Conversion of notes payable
    and accrued interest                                  554,569        460,001            -               -               -
   Conversion of accrued interest                         117,787        119,881            -               -               -




                                                      Accumulated
                                                         Deficit        Total
                                                     ------------- ----------

BALANCES, December 31, 2000                          $(12,506,102) $  5,876,352
 Stock issued:
   Cash                                                        -       742,066
   Stock subscriptions receivable                              -             -
   Acquisition of assets                                       -       367,400
   Purchase of intangible assets                               -        83,750
   Guarantee of debt financing                                 -       120,000
   Conversion of accounts payable                              -        35,000
   Conversion of accrued liabilities                           -       105,313
   Conversion of notes payable                                 -       208,044
   Conversion of preferred stock                               -         9,242
   Conversion of dividends payable                             -        60,300
Redemption of preferred stock                                  -     (538,199)
Discount on preferred stock
 related to warrants                                       68,948      116,226
Interest receivable on
  stock subscription receivable                                -      (21,619)
Warrants issued:
   Preferred stock                                             -        87,403
   Common stock                                                -       544,683
   Debt                                                        -     1,382,126
Deferred compensation
 expense related to stock
options issued below
 fair market value                                             -             -
Deferred compensation expense                                  -       239,461
Restricted stock
   Issued                                                      -             -
   Forfeited                                                   -             -
   Amortization expense                                        -        92,749
Repricing of warrants                                 (6,919,692)            -
Embedded value with
  Pyramid Trading warrants                                     -       431,925
Preferred stock dividends                               (432,669)    (432,669)
Net loss                                              (5,325,552)  (5,325,552)
                                                    ------------- ------------
BALANCES, December 31, 2001                          (25,115,067)    4,184,001
 Stock issued:
   Cash                                                       -         382,264
   Reduction of stock
     subscriptions receivable for
      fees related to equity transactions                     -              -
   Acquisition of assets                                      -              -
   Guarantee of debt financing                                -          14,750
   Services rendered                                          -          27,700
   Conversion of accounts payable                             -           7,255
   Conversion of notes payable
    and accrued interest                                      -         760,001
   Conversion of accrued interest                             -         119,881


          See accompanying notes to consolidated financial statements.


                                       F8


                                                                                       Stock         Options
                                                             Common Stock          Subscriptions       and         Unamortized
                                                     ----------------------------
                                                         Shares         Amount      Receivable     Warrants       Compensation
                                                     -------------- ------------- ------------- --------------  ---------------
   Conversion of preferred stock                          140,000        150,000            -               -               -
Redemption of preferred stock                                   -             -             -               -               -
Discount on preferred stock related to warrants
issued                                                          -             -             -               -               -
Interest receivable on stock subscription
receivable                                                      -             -       (49,989)              -               -
Warrants issued:
   Preferred stock                                              -             -             -         324,324               -
   Common stock                                                 -             -             -         575,119               -
    Debt                                                        -             -             -         879,382              -
 Deferred compensation expense related to stock
  options issued below fair market value                        -         53,745            -        (53,345)          4,307
 Deferred compensation expense                                  -             -             -               -         78,292
 Restricted stock:
    Issued and outstanding                                 22,434         21,255            -               -       (21,255)
    Forfeited                                            (19,597)       (65,710)            -               -         65,710
    Amortization expense                                        -             -             -               -        400,000
 Embedded value with Pyramid Trading warrants                   -             -             -        (32,503)              -
 Preferred stock dividends                                      -             -             -               -              -
 Net loss                                                       -             -             -               -              -
                                                    -------------- -------------  ------------ -------------- ---------------

BALANCES, December 31, 2002                            13,110,477      4,465,832     (633,195)     26,632,299      (682,089)
 Stock issued:
    Cash                                                4,477,279      1,947,197            -               -              -
    Exercise of warrants                                  258,790        262,030            -               -              -
    Cashless exercise of warrants                         141,529             -             -               -              -
    Exercise of stock options                               3,000          3,750            -               -              -
    Reduction of stock subscriptions receivable                 -       (36,977)        36,977              -              -
       for fees related to equity transactions
    Acquisition of assets                                       -             -             -               -              -
    Conversion of accounts payable                         85,000        120,690            -               -              -
    Conversion of notes payable                           654,202        762,000            -               -              -
    Conversion of accrued interest                         63,539         66,172            -               -              -
    Conversion of preferred stock                          66,666         40,000            -               -              -
    Conversion of dividends payable                       187,164        113,209            -               -              -
 Redemption of preferred stock                                  -             -             -               -              -
 Intrinsic value of convertible feature                         -             -             -               -              -
 Discount on preferred stock related to warrants                -             -             -               -              -
    issued
 Stock subscriptions receivable:
    Cash payments                                               -             -        105,806              -              -
    Increase reserve                                            -             -         71,000              -              -
    Interest collected                                          -             -          1,327              -              -
 Warrants issued:
    Preferred stock                                             -             -             -          58,314              -
    Common stock                                                -             -             -       2,050,507              -
    Debt                                                        -             -             -         883,711              -
    Services rendered                                           -             -             -         321,920              -
 Deferred compensation expense related to stock
    options issued below fair market value                      -             -             -               -            367
 Deferred compensation expense                                  -             -             -               -         47,114
 Restricted stock:


                                                      Accumulated
                                                         Deficit       Total
                                                     -------------  ----------
   Conversion of preferred stock                              -              -
Redemption of preferred stock                                 -        (84,000)
Discount on preferred stock related to warrants
issued                                                   (9,295)      (357,262)
Interest receivable on stock subscription
receivable                                                    -        (49,989)
Warrants issued:
   Preferred stock                                            -         324,324
   Common stock                                               -         575,119
    Debt                                                      -         879,382
 Deferred compensation expense related to stock
  options issued below fair market value                      -           4,707
 Deferred compensation expense                                -          78,292
 Restricted stock:
    Issued and outstanding                                    -              -
    Forfeited                                                 -              -
    Amortization expense                                      -         400,000
 Embedded value with Pyramid Trading warrants                 -        (32,503)
 Preferred stock dividends                             (153,578)      (153,578)
 Net loss                                            (4,438,059)    (4,438,059)
                                                   -------------  -------------

BALANCES, December 31, 2002                         (29,715,999)      2,642,285
 Stock issued:
    Cash                                                      -       1,973,197
    Exercise of warrants                                      -         262,030
    Cashless exercise of warrants                             -              -
    Exercise of stock options                                 -           3,750
    Reduction of stock subscriptions receivable               -              -
       for fees related to equity transactions
    Acquisition of assets                                     -          76,500
    Conversion of accounts payable                            -         192,690
    Conversion of notes payable                               -         762,000
    Conversion of accrued interest                            -          66,172
    Conversion of preferred stock                             -              -
    Conversion of dividends payable                           -         113,209
 Redemption of preferred stock                                -        (93,100)
 Intrinsic value of convertible feature                    (500)       (27,202)
 Discount on preferred stock related to warrants              -        (58,314)
    issued
 Stock subscriptions receivable:
    Cash payments                                             -         105,806
    Increase reserve                                          -          71,000
    Interest collected                                        -           1,327
 Warrants issued:
    Preferred stock                                           -          58,314
    Common stock                                              -       2,050,507
    Debt                                                      -         883,711
    Services rendered                                         -         321,920
 Deferred compensation expense related to stock
    options issued below fair market value                    -             367
 Deferred compensation expense                                -          47,114
 Restricted stock:


          See accompanying notes to consolidated financial statements.



                                       F9



                                                             Common Stock              Stock        Options
                                                     ----------------------------   Subscriptions     and          Unamortized
                                                         Shares         Amount       Receivable     Warrants       Compensation
                                                     -------------- ------------- ------------- --------------  ---------------
    Forfeited                                            (10,841)       (17,398)            -               -         17,398
    Amortization expense                                        -             -             -               -        400,000
 Embedded value with Laurus warrants                            -             -             -         568,121              -
 Preferred stock dividends                                      -             -             -               -              -
 Net loss                                                       -             -             -               -              -
                                                    -------------- -------------  ------------ -------------- ---------------

BALANCES, December 31, 2003                            19,036,805  $   7,726,505  $  (418,085) $   30,514,872 $    (217,210)
                                                    ============== =============  ============ ============== ===============



                                                    Accumulated
                                                       Deficit        Total
                                                   -------------   ------------
    Forfeited                                                 -              -
    Amortization expense                                      -         400,000
 Embedded value with Laurus warrants                          -         568,121
 Preferred stock dividends                             (248,689)      (248,689)
 Net loss                                            (4,365,004)    (4,365,004)
                                                  --------------  -------------

BALANCES, December 31, 2003                        $(34,330,192)  $   5,807,711
                                                  =============   =============

See accompanying notes to consolidated financial statements.


                                      F10

                      VICOM, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     Years Ended December 31,           Three Months Ended March 31,
                                                        ---------------------------------------------   ---------------------------
                                                             2003            2002            2001            2004          2003
                                                        -------------   -------------   -------------   -------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                            $  (4,365,004)   $ (4,438,059)   $ (5,325,552)   $ (1,516,864)   $ (966,119)
    Adjustments to reconcile net loss to cash flows
      from operating activities:
        Depreciation and amortization                         996,379       1,115,457       1,410,764         363,327       214,132
        Amortization of deferred compensation                 447,481         482,999         332,210         112,641       120,190
        Amortization of original issue discount               405,248       1,103,314         797,169         188,979       114,616
        Write off of notes receivable and investment           19,069          60,000               -               -             -
        Reserve for stock subscriptions and interest
         receivable                                            71,000               -               -               -             -
        Impairment reserve on property and equipment                -         119,480               -               -             -
        Common stock issued for services                            -          27,700               -          19,887       321,920
        Loss on sale of property and equipment                 79,394          31,412             846               0        74,137
        Interest receivable on stock subscription
         receivable                                             1,327         (49,989)        (21,619)              0       (10,826)
        Warrants issued for services                          321,920               -          87,403               -             -
        Warrants issued with debt conversion                        -         183,903               -               -             -
        Discount on preferred stock related to warrants             -               -        (33,178)               -             -
        Minority interest in subsidiary                      (33,366)               -               -               -             -
        Changes in operating assets and liabilities:
           Accounts receivable, net                           289,890         576,509       3,087,313        (385,460)      (65,526)
           Inventories, net                                  (509,762)        182,783         705,050          22,599       (29,704)


           Other current assets                                70,264       (205,483)          47,031        (10,028)     (225,568)
           Other assets                                      (143,101)         43,210               -         (37,171)          600
           Wholesale line of credit                          (314,069)        (34,424)       (708,533)        477,411       187,910
           Accounts payable and accrued liabilities           122,403          38,344        (978,479)       (459,736)     (234,476)

           Deferred service obligations and revenue           (39,321)       (106,877)         97,465          17,028        26,029
                                                        -------------   -------------   -------------   -------------   -----------
               Net Cash Flows from Operating Activities    (2,580,248)       (869,721)       (502,110)     (1,207,387)     (472,685)
                                                        -------------   -------------   -------------   -------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale of property and equipment               15,492       1,239,313          60,019             151             -
    Purchases of property and equipment                      (526,936)     (1,275,434)     (1,884,945)        (39,659)      (92,285)
    Payments received on notes receivable                           -               -          59,084           3,000         5,000
    Payments for investment in joint venture                  (64,878)              -               -               -             -

    Purchase of certificate of deposit                       (250,000)              -               -               -             -
                                                        -------------   -------------   -------------   -------------   -----------
        Net Cash Flows from Investing Activities             (826,322)        (36,121)     (1,765,842)        (36,508)      (87,285)
                                                        -------------   -------------   -------------   -------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in checks issued in excess of cash in bank       147,398               -               -         (4,623)             0
    Proceeds from long-term debt and warrants issued
      with long-term debt                                   1,659,726       1,172,064       1,919,650               -             -
    Proceeds from note payable - stockholder                  124,000               -               -               -             -
    Payments received on stock subscriptions receivable       105,806           6,786               -               -             -
    Payments on long-term debt                               (200,768)       (131,605)       (461,808)        (31,867)      (53,260)
    Payments on note payable - stockholder                     (9,609)              -               -          (9,735)            0
    Payments on capital lease obligations                     (75,301)       (937,828)       (315,770)        (19,723)      (20,474)
    Proceeds from issuance of stock and warrants            4,023,704         949,533       1,270,612               0       481,391
    Redemption of preferred stock                             (93,100)        (84,000)       (538,199)              0       (2,100)
    Preferred dividends                                      (135,481)       (153,578)       (143,167)        (33,524)      (50,521)
    Exercise of stock options                                   3,750               -               -               -             -

    Exercise of warrants                                      262,030               -               -               0        78,130
                                                        -------------   -------------   -------------   -------------   -----------
        Net Cash Flows from Financing Activities            5,812,155         821,372       1,731,318        (99,472)       433,166
                                                        -------------   -------------   -------------   -------------   -----------
           Net Change in Cash and Cash Equivalents          2,405,585         (84,470)       (536,634)     (1,343,367)     (126,804)

 CASH AND CASH EQUIVALENTS - Beginning of Year                540,375         624,845       1,161,479       2,945,960       540,375
                                                        -------------   -------------   -------------   -------------   -----------

     CASH AND CASH EQUIVALENTS - END OF YEAR              $ 2,945,960       $ 540,375       $ 624,845   $   1,602,593   $   413,571
                                                        =============   =============   =============   =============   ===========


                                    See accompanying notes to consolidated financial statements.

                                                                F11

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


--------------------------------------------------------------------------------
NOTE 1 - Summary of Significant Accounting Policies
--------------------------------------------------------------------------------

    Nature of Business

Vicom, Inc. (the Company) was incorporated in Minnesota in September 1975. The Company provides voice, data and video services to business, government and multi-dwelling customers. The Company's products and services are sold to customers located throughout the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern that contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the years ended December 31, 2003, 2002, and 2001, the Company incurred net losses of $4,365,004, $4,438,059 and $5,325,552, respectively. At December 31,
2003, the Company had an accumulated deficit of $34,330,192. The Company's ability to continue as a going concern is dependent on it ultimately achieving profitability and/or raising additional capital. Management intends to obtain additional debt or equity capital to meet all of its existing cash obligations and fund commitments on planned Multiband projects; however, there can be no assurance that the sources will be available or available on terms favorable to the Company. Management anticipates that the impact of the actions listed below will generate sufficient cash flows to pay current liabilities, long-term debt and capital lease obligations and fund the Company's future operations:

1.   Continued   reduction  of  operating   expenses  by  controlling   payroll,
     professional fees and other general and administrative expenses.

2. Solicit additional equity investment in the Company by either issuing preferred or common stock.

3. Continue to market Multiband services and acquire additional multi-dwelling unit customers.

4.   Control  capital   expenditures  by  contracting   Multiband  services  and
     equipment through a landlord-owned equipment program.

5.   Establish market for wireless internet services.

    Principles of Consolidation

The consolidated financial statements include the accounts of Vicom, Incorporated (Vicom) and its wholly owned subsidiaries, Corporate Technologies, USA, Inc. (CTU), and Multiband, Inc. (Multiband) which provides voice, data and video services to residential multi-dwelling units. In February 2003, the Company formed a 50% owned subsidiary, Multiband USA, Inc. (MB USA) with Pace Electronics, Inc. (PACE) a video wholesaler, and provides the same services as Multiband). As part of the subsidiary agreement, the Company has the right to elect two of the three board of directors and, at its sole option and discretion, shall have the right, but not the obligation to convert one Vicom common share for every ten shares of Multiband USA issued to PACE (Notes 2 and 17). Based on the Company's control of the subsidiary, the operating results have been consolidated. All significant intercompany transactions and balances have been eliminated in consolidation.

On January 1, 2004, the Company merged Multiband into CTU.

    Revenues and Cost Recognition

The Company earns revenues from five sources: 1) Video and computer technology products which are sold but not installed, 2) Voice, video and data communication products which are sold and installed, 3) Service revenues related to communication products which are sold and both installed and not installed 4) Multiband user charges to multiple dwelling units, and 5) MB USA user charges to timeshares.


                                      F12

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

Revenues from video and computer technology products, which are sold but not installed, are recognized when delivered and the customer has accepted the terms and has the ability to fulfill the terms. Product returns and customer discounts are netted against revenues.

Customers contract for both the purchase and installation of voice and data networking technology products and certain video technologies products on one sales agreement, as installation of the product is essential to the functionality of the product. Revenues are recognized when the products are delivered and installed and the customer has accepted the terms and has the ability to fulfill the terms.

Service revenues related to technology products including consulting, training and support are recognized when the services are provided. Service revenues accounted for less than 10% of total revenues for the years ended December 31, 2003, 2002 and 2001. The Company, if the customer elects, enters into equipment maintenance agreements for products sold once the original manufacturer's warranty has expired. Revenues from all equipment maintenance agreements are recognized on a straight-line basis over the terms of each contract. Costs for services are expensed as incurred.

Multiband and MB USA user charges are recognized as revenues in the period the related services are provided.

Warranty costs incurred on new product sales are substantially reimbursed by the equipment suppliers.

    Cash and Cash Equivalents

The Company includes as cash equivalents, investments with original maturities of three months or less when purchased, which are readily convertible into known amounts of cash. The Company deposits its cash in high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

    Certificate of Deposit

The Company has a certificate of deposit which matures in October 2004.

    Accounts Receivable

The Company reviews customers' credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Invoices are due 30 days after presentation. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for uncollectible accounts of $223,000 and $236,000 at December 31, 2003 and 2002, respectively. Accounts receivable over 90 days were $433,000 and $331,000 at December 31, 2003 and 2002, respectively.


                                      F13

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


    Inventories

Inventories, consisting principally of purchased telecommunication, networking and computer equipment and parts, are stated at the lower of cost or market. Cost is determined using an average cost method for telecommunication and networking equipment and the first-in, first-out (FIFO) method for computer equipment. Nonmonetary exchanges of inventory items with third parties are recorded at the net book value of the items exchanged with no gains or losses recognized.

    Property and Equipment

Property, equipment and leasehold improvements are recorded at cost. Improvements are capitalized while repairs and maintenance costs are charged to operations when incurred. Property and equipment is depreciated or amortized using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets.

    Debt Issuance Costs

Debt issuance costs are amortized over the life of the loan of approximately three years using the straight-line method, which approximates the interest method.

    Goodwilll and Other Intangible Assets

Goodwill represents the excess of acquisition costs over the fair value of identifiable net assets acquired and was being amortized using the straight-line method over ten years. Accumulated amortization was $782,278 at December 31, 2003 and 2002.

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", effective for acquisitions initiated on or after July 1, 2001, and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations. SFAS No. 142 indicates that goodwill (and intangible assets deemed to have indefinite lives) will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. The Company performed the required goodwill impairment test during the years ended December 31, 2003 and 2002.



                                      F14

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


As part of compliance with this standard, the Company obtained an independent appraisal to assess the fair value of its business units to determine whether goodwill carried on its books was impaired and the extent of such impairment, if any for the years ended December 31, 2003 and 2002. For the year ended December 31, 2003, the independent appraisal used the discounted future returns method to measure the fair value of its business units rather than the income method which was used for 2002. The method of valuation was changed due to the Company changing its business model and historical results, which are used for the income method, would not accurately evaluate the value of future economic benefits. Under the discounted future returns method, future benefits over a period of time are estimated and then discounted back to present value. For the year ended December 31, 2002, the independent appraisal used the income method to measure the fair value of its business units. Under the income method, value is dependent on the present value of future economic benefits to be derived from ownership. Future net cash flows available for distribution are discounted at market-based rates of return to provide indications of value. The independent appraiser used a discount factor of 16.8% and 18.35% for the years ended December 31, 2003 and 2002, respectively. Based upon this independent appraisal, the Company determined that its current goodwill balances were not impaired as of December 31, 2003 and 2002.

Components of intangible assets are as follows:


                                                         December 31, 2003                 December 31, 2002
                                                  ------------------------------    -----------------------------
                                                      Gross                             Gross
                                                     Carrying       Accumulated        Carrying      Accumulated
                                                      Amount        Amortization        Amount       Amortization
                                                  -------------    -------------    -------------   -------------
Intangible assets subject to amortization
     Domain name                                  $      83,750    $      39,083    $      83,750   $      22,333
     Access contracts                                    60,000           13,334                -               -
     Debt issuance costs                                115,500            3,208                -               -
     Customer cable lists                               300,000                -                -               -
                                                  -------------    -------------    -------------   -------------
         Total                                    $     559,250    $      55,625    $      83,750   $      22,333
                                                  =============    =============    =============   =============
Intangible assets not subject to amortization
     Goodwill                                     $   3,531,157    $     782,278    $   3,531,157   $     782,278
                                                  =============    =============    =============   =============


Amortization of intangible assets was $33,291, $16,750 and $5,583 for the years ended December 31, 2003, 2002 and 2001, respectively. Estimated amortization expense of intangible assets for the years ending December 31, 2004, 2005, 2006, 2007, and 2008 is $135,250, $135,250, $113,125, $60,000 and $60,000,
respectively. The Company's loss attributable to common stockholders, excluding goodwill amortization expense, for the years ended December 31, 2003, 2002 and 2001 would have been as follows had we adopted SFAS No. 142 on January 1, 2000:

                                                                         2003        2002               2001
                                                               ---------------   --------------   ---------------
Loss attributable to common stockholders - as reported         $  (4,613,693)    $  (4,591,637)     $  (5,758,221)
SFAS No. 142 amortization adjustment                                        -                 -            345,600
Loss attributable to common stockholders - as adjusted            (4,613,693)       (4,591,637)        (5,412,621)
Basic and diluted net loss per share - as reported                     (0.29)            (0.39)             (0.66)
Basic and diluted net loss per share - adjusted                        (0.29)            (0.39)             (0.62)



                                      F15

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


    Intangible Assets

The Company amortizes a domain name acquired during the year ended December 31, 2001 over its estimated useful life of five years using the straight-line method. The Company amortizes access contracts acquired during the year ended December 31, 2003 over the estimate useful life of three years using the straight-line method. The Company will amortize the customer cable lists acquired on December 31, 2003 over five years beginning January 1, 2004.

    Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs were $146,906, $104,788 and $230,629 for the years ended December 31, 2003, 2002 and
2001, respectively, and are included in selling, general and administrative expenses in the consolidated statements of operations.

    Shipping and Handling Costs

In accordance with Emerging Issues Task Force (EITF) Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company is including shipping and handling revenues in revenues and shipping and handling costs in cost of products and services.

    Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

    Stock-Based Compensation

In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company's common stock at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to nonemployees are recorded at fair value, as required by SFAS No. 123 "Accounting for Stock-Based Compensation," (SFAS No. 123), using the Black Scholes pricing model. The Company has adopted the disclosure only provision of SFAS No. 148, "Accounting for Stock-Based Compensation."

Pursuant  to APB No. 25 and  related  interpretations,  $447,481,  $482,999  and
$332,210  of  compensation   cost  has  been  recognized  in  the   accompanying
consolidated statements of operations for the years ended December 31, 2003, 2002 and 2001, respectively. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company's loss attributable to common stockholders and basic and diluted loss per common share would have increased to the following pro forma amounts for the years ended December 31:



                                      F16

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001



                                                                      2003          2002                     2001
                                                          ----------------    ----------------   ----------------
Loss attributable to common stockholders                  $    (4,613,693)    $    (4,591,637)   $    (5,758,221)
Pro forma loss attributable to common shares              $    (5,363,381)    $    (4,915,649)   $    (6,131,692)

Basic and diluted net loss per share:
   As reported                                            $         (0.29)    $         (0.39)   $         (0.66)
   Pro forma loss attributable to common shares           $         (0.33)    $         (0.42)   $         (0.70)

Stock-based compensation:
   As reported                                            $        447,481    $        482,999   $        332,210
   Pro forma                                              $        749,688    $        324,012   $        373,471

In determining the compensation cost of the options granted during fiscal 2003, 2002, and 2001, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

                                                                 2003             2002                        2001
                                                    ------------------     ------------------    -----------------
Risk-free interest rate                                         3.00%                  4.40%                 5.00%
Expected life of options granted                              10 years              10 years               10 years
Expected volatility range                                        170%                   170%                  110%
Expected dividend yield                                            0%                     0%                    0%


    Net Loss per Common Share

Basic net loss per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing loss attributable to common stockholders by the sum of the weighted average number of common shares outstanding plus all additional common stock that would have been outstanding if potentially dilutive common shares related to common share equivalents (stock options, stock warrants, convertible preferred shares, and issued but not outstanding restricted stock) had been issued. All options, warrants, convertible preferred shares, and restricted stock outstanding during the years ended December 31, 2003, 2002 and 2001 were anti-dilutive.

    Recently Issued Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivative contains a financing component and amends certain other existing pronouncements. The adoption of SFAS No. 149 did not have a material effect on the Company's consolidated financial statements.


                                      F17

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial lnstruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The adoption of SFAS No. 150 did not have a material effect on the Company's consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not effect the Company's consolidated financial statements.

In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46R). This standard replaces FIN 46, Consolidation of Variable Interest Entities" that was issued in January 2003. FIN 46R modifies or clarifies various provisions of FIN 46. FIN 46R addresses the consolidation of business enterprises of variable interest entities (VIEs), as defined by FIN 46R. FIN 46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interest in structures commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by the Company for all other types of VIEs is required in financial statements for periods ending no later than the quarter ended January 31, 2005. The Company does not expect the adoption of FIN 46R to have a material effect on the Company's consolidated financial statements.

    Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant management estimates relate to the allowances for doubtful accounts, inventory obsolescence, and stock subscriptions and interest receivable, property and equipment estimated useful lives, goodwill carrying value and the valuation of deferred income tax assets.

    Financial Instruments

The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of capital lease obligations, note payable-stockholder and long-term debt approximates the carrying amounts based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.



                                      F18

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

    Reclassifications

Certain accounts in the prior years' consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current year consolidated financial statements. These reclassifications had no effect on net loss or stockholders' equity.

--------------------------------------------------------------------------------
NOTE 2 - Business Acquisitions
--------------------------------------------------------------------------------

During February 2003, the Company incorporated a new subsidiary, MB USA. This subsidiary was formed as a 50% owned joint venture agreement with PACE (Note 1). The reason for the joint venture with PACE is to continue to expand the Company's services related to multi-users of voice, data and video services.

On April 25, 2003, the Company, through MB USA, purchased certain video equipment assets, related rights to video subscribers and rights of access agreements from Suncoast Automation, Inc. (Suncoast). The purchase price was allocated to the acquired assets and assumed certain liabilities based on the estimated fair values as of the acquisition date. The purchase price was allocated to assets and liabilities acquired as follows:

       Property and equipment                 $         504,224
       Access contracts                                  60,000
       Capital lease obligations                       (54,224)
                                              -----------------
          Net purchase price                  $         510,000
                                              =================

The net purchase price of $510,000 consisted entirely of cash paid. The consolidated results of operations on an unaudited pro forma basis are not presented separately as the results do not differ significantly from historical amounts presented herein.

On December 31, 2003, the Company purchased certain customer lists from Florida Cable, Inc. (Florida Cable) for $300,000 which was paid to Florida Cable on January 2, 2004. In addition, the Company agreed to lease from Florida Cable equipment used in the operation of the cable television systems for six months for $1.00. After the six month lease period has expired, the Company has agreed to purchase the equipment for $165,000. If the Company fails to pay the $165,000 in full, all rights and title of the customer lists mentioned above will revert back to Florida Cable. At December 31, 2003, the Company has recorded the $165,000 liability associated with the contingent purchase of equipment.



                                      F19

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


--------------------------------------------------------------------------------
NOTE 3 - Property and Equipment
--------------------------------------------------------------------------------

Property and equipment consisted of the following at December 31:


                                                                            2003                2002
                                                                   ----------------    -----------------
          Leasehold improvements                                   $        764,064    $         732,931
          Property and equipment - owned                                  5,318,243            4,230,560
          Property and equipment under capital lease  obligations
                                                                            428,749              456,124
                                                                   ----------------    -----------------
                                                                          6,511,056            5,419,615
          Less accumulated depreciation and amortization                (2,921,352)          (2,170,642)
                                                                   ----------------    -----------------
                                                                   $      3,589,704    $       3,248,973
                                                                   ================    =================

Depreciation and amortization expense on property and equipment was $948,796, $981,985 and $1,019,581 for the years ended December 31, 2003, 2002 and 2001, respectively.

--------------------------------------------------------------------------------
NOTE 4 - Other Assets
--------------------------------------------------------------------------------

Other assets consisted of the following at December 31:


                                                                            2003                2002
                                                                   ----------------    -----------------
       Other current assets:
          Current portion of notes receivable                      $          2,983    $          52,977
          Prepaid expenses and other                                         93,567              173,797
                                                                   ----------------    -----------------
                  Total other current assets                       $         96,550    $         226,774
                                                                   ================    =================

       Noncurrent assets:
          Debt issuance costs, net                                 $        112,292    $              -
          Access contracts, net                                              46,666                   -
          Domain name, net                                                   44,667               61,417
          Customer cable lists                                              300,000                   -
          Prepaid expenses and other                                        136,236              109,236
                                                                   ----------------    -----------------
                  Total other assets                               $        639,861    $         170,653
                                                                   ================    =================


At December 31, 2003 and 2002, the Company had notes receivable of $2,983 and $52,977, respectively. The remaining note was due in December 2003 with interest of 12% and was unsecured.


                                      F20

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


--------------------------------------------------------------------------------
NOTE 5 - Accrued Liabilities
--------------------------------------------------------------------------------

Accrued liabilities consisted of the following at December 31:


                                              2003                  2002
                                        ---------------     -----------------
 Payroll and related taxes              $       514,516     $         398,415
 Accrued preferred stock dividends              277,928               138,288
 Payable - Florida Cable                        465,000                    -
 Other                                          202,261               177,776
                                        ----------------    -----------------
                                        $     1,459,705     $         714,479
                                        ================    =================

--------------------------------------------------------------------------------
NOTE 6 - Wholesale Line of Credit
--------------------------------------------------------------------------------

At December 31, 2003, the Company has a $1,750,000 wholesale line of credit agreement with a financial institution, which expires on December 1, 2004, for the purchase of certain resale merchandise from certain suppliers. Interest is generally at 0% (if paid within certain terms of up to 45 days), and the wholesale line of credit is collateralized by the accounts receivable up to $300,000 as well as all of the inventory financed and the $1,450,000 letters of credit. The wholesale line of credit agreement is an agreement between the Company, financial institution, and certain vendors of the Company. The Company receives no funds from the financial institution, but pays the financial institution rather than certain vendors. The balance outstanding was $976,314 at December 31, 2003.

At December 31, 2002, the Company had a $1,450,000 wholesale line of credit agreement with a different financial institution, which expired with 30 day notice by either party, for the purchase of certain resale merchandise from certain suppliers. Interest was generally at 0% (if paid within certain terms, generally 30 days), and the wholesale line of credit was collateralized by the related inventories, accounts receivable and the $1,450,000 letters of credit. The wholesale line of credit agreement was an agreement between the Company, financial institution, and certain vendors of the Company. The Company received no funds from the financial institution, but paid the financial institution rather than certain vendors The balance outstanding was $1,290,383 at December 31, 2002.


                                      F21

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

--------------------------------------------------------------------------------
NOTE 7 - Long-term Debt
--------------------------------------------------------------------------------

Long-term debt consisted of the following at December 31:


                                                                      2003             2002
                                                                ----------------   ---------------

     Note payable - Pyramid Trading  Limited  Partnership,
     net  of  unamortized   original  issue  discount  and
     beneficial  conversion  of note  payable  into common
     stock of $59,557 and $59,250 at December 31, 2003 and
     2002,  respectively,  quarterly  interest payments at
     10%  (effective  interest rate of 54.2%)  through May
     2004, monthly principal payments of $40,000,  due May
     2004, unsecured.

                                                                $      140,443     $      902,971

     Debenture  payable - Convergent  Capital  Partners I,
     L.P., net of original issue discount of $432,504 and $595,295 at December 31, 2003 and 2002, respectively, monthly interest only payments through July 2005, monthly installments of $102,273 including interest at 14% (effective interest rate 18.4%) thereafter, due May 2007, secured by substantially all of the assets of the Company.

                                                                     1,967,496          1,804,705

     Demand   debenture   payable  -  Convergent   Capital
     Partners I, L.P.,  monthly  interest only payments at
     14%  through  May  2007,  due on  demand or May 2007,
     secured  by  substantially  all of the  assets of the
     Company.

                                                                       100,000            100,000

     Note payable - Lexus Tower Limited Partnership, monthly installments of $5,987 including interest at 8.4%, due November 2010, secured by certain assets of the Company.

                                                                       379,332            418,872

     Note  payable  -  Laurus  Master  Fund  LTD,  net  of
     unamortized  original  issue  discount and beneficial
     conversion  of note  payable  into  common  stock  of
     $1,208,847 at December 31, 2003, monthly installments
     of  $45,455   beginning  in  March  2004,   including
     interest  at prime  rate plus 3% but not less than 7%
     (7% at December 31, 2003) (effective interest rate of
     174.6%),   due  through  November  2006,  secured  by
     certain assets of the Company.


                                                                       291,153                  -

     Notes payable, interest at 5.25% to 20% due through May
     2007, secured by certain assets of the Company.                   207,545            209,047
                                                                ----------------   --------------
        Total long-term debt                                         3,085,969          3,435,595
       Less: current portion                                          (998,813)          (321,589)
                                                                ----------------   --------------
        Long-term debt, net                                     $    2,087,156     $    3,114,006
                                                                ================   ===============



                                      F22

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


Future maturities of long-term debt are as follows for the years ending December 31:

  2004                                                      $          998,813
  2005                                                               1,113,898
  2006                                                               1,838,008
  2007                                                                 650,923
  2008                                                                  59,072
  Thereafter                                                           126,163
                                                            ------------------
  Total future minimum payments                                      4,786,877
  Less: original issue discounts and beneficial
    conversion feature                                             (1,700,908)
                                                            ------------------
  Total long-term debt                                               3,085,969
  Less: current portion                                              (998,813)
                                                            ------------------
      Long-term debt, net                                   $        2,087,156
                                                            ==================

In 2000, the Company entered into a $2,250,000 debenture agreement with Convergent Capital Partners I, L.P., with interest at 14% payable monthly and monthly payments of $102,273 from August 1, 2003 through June 1, 2005. The timing of repayment was changed to August 2005 through May 2007 as part of the amendment made in 2002. The debenture is secured by substantially all Company assets. In connection with this debenture, the Company issued 150,000 five-year warrants to purchase common stock at prices ranging from $1.50 to $5.20 per share. The proceeds of $2,250,000 were allocated between the debenture and the warrant based on the relative fair values of the securities at the time of issuance. The warrants were valued using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrants, is being amortized over the life of the debenture using the straight-line method, which approximates the interest method.

In 2002, the Company amended the debenture agreement with Convergent Capital Partners I, L.P., and borrowed an additional $150,000 with interest at 14% payable monthly and monthly principal payments from August 2005 through May 2007. In connection with this debenture, the Company issued an additional 500,000 seven-year warrants to purchase common stock at $1.10 per share. The additional warrants were valued using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrants, is being amortized over the life of the debenture using the straight-line method, which approximates the interest method. The Company was in violation of certain covenants of this debt agreement. A waiver was obtained from the lender. The debenture payable may be redeemed at the Company's option at a premium declining ratably thereafter to par value in April 2005.

In January 2001, the Company borrowed $1,500,000 from Pyramid Trading Limited Partnership and issued a five-year warrant to the lender to purchase 375,000 common shares at $4.00 per share through January 2003. The debt is also convertible into common stock of the Company at a conversion rate of $4.75 per share through January 2003. The proceeds of $1,500,000 were allocated between the note and the fair value of the warrants using the Black Scholes pricing model. An additional 375,000 five-year warrants were issued in April 2002 and the fair value of the warrants was expensed as additional interest expense as of December 31, 2002. The resulting original issue discount, the fair value of the warrants, and the beneficial conversion of the note payable into common stock as defined in EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"(EITF 00-27), is being amortized over the life of the note using the straight-line method, which approximates the interest method.



                                      F23

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


In February 2003, the Company reached an agreement to convert $962,000 of its note payable with Pyramid Trading Limited Partnership to equity and to extend the due date to May 2004. Terms of the conversion state that the note will be converted to equity over a 14 month period at a price generally equivalent to a 10% discount to market price. The Company issued an additional 253,000 five-year warrants at an exercise price of $1.00 with the note payable extension. These warrants, valued at $208,447 using the Black Scholes pricing model, are being expensed over the remaining term of the note agreement. During the year ended December 31, 2003, the Company converted principal and accrued interest totaling $828,172 into 717,741 shares of common stock.

During 2002, the Company borrowed $600,000 and issued a five-year warrant to one of its directors to purchase 120,000 common shares at $1.50 per share. The proceeds of $600,000 were allocated between the note and the fair value of the warrants using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrants, was being amortized over the life of the note using the straight-line method which approximates the interest method. In December 2002, the lender converted the note payable into 60,000 shares of Class E convertible preferred stock. The remaining unamortized original issue discount amount was expensed at the time of the conversion.

In November 2003, the Company borrowed $1,500,000 and issued a three-year warrant to the lender to purchase 535,000 common shares at $2.21 per share through November 2006. The debt is also convertible into common stock of the Company at a conversion rate of $1.40 per share through November 2006. The proceeds of $1,500,000 were allocated between the note, the intrinsic value of the conversion option, and the fair value of the warrants using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrant, and the beneficial conversion of the note payable into common stock as defined in EITF 00-27 is being amortized over the life of the note using the straight-line method, which approximates the interest method.

Interest expense related to long-term debt with related parties for the years ended December 31, 2003, 2002, and 2001 was approximately $0, $228,000 and $3,000, respectively.


--------------------------------------------------------------------------------
NOTE 8 - Capital Lease Obligations
--------------------------------------------------------------------------------

The Company has lease financing facilities for property, equipment and leasehold improvements. Leases outstanding under these agreements bear interest at an average rate of 8.25% and expires through October 2007. The obligations are secured by the property under lease. Total cost and accumulated amortization of the leased equipment was $428,749 and $221,432 at December 31, 2003 and $456,124 and $219,332 at December 31, 2002. Amortization expense related to these obligations is included in depreciation expense.




                                      F24

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

Future minimum capital lease payments are as follows for the years ending December 31:

 2004                                                 $           69,556
 2005                                                             69,556
 2006                                                             56,457
 2007                                                             34,610
                                                      ------------------
 Total                                                           230,179
 Less: amounts representing interest                            (32,342)
                                                      ------------------
 Present value of future minimum lease payments                  197,837
 Less: current portion                                          (54,939)
                                                      ------------------
 Capital lease obligations, net of current portion    $          142,898
                                                      ==================

--------------------------------------------------------------------------------
NOTE 9 - Note Payable - Stockholder
--------------------------------------------------------------------------------

On June 30, 2003, the Company borrowed $124,000 from a stockholder of the Company with monthly payments of $5,600 including interest at 7.85%, due in June 2005, and unsecured. The balance due at December 31, 2003 is $114,391 of which $81,554 is due in 2004 and $32,837 is due in 2005. Interest expense related to this note payable - stockholder for the year ended December 31, 2003 was approximately $1,600.

--------------------------------------------------------------------------------
NOTE 10 - Stockholders' Equity
--------------------------------------------------------------------------------

    Capital Stock Authorized

The articles of incorporation authorize the Company to issue 50,000,000 shares of no par capital stock. Authorization to individual classes of stock are determined by a Board of Directors resolution. The authorized classes of stock at December 31, 2003 are the following: 275,000 shares of Class A cumulative convertible preferred stock, 60,000 shares of Class B cumulative convertible preferred stock, 250,000 shares of Class C cumulative convertible preferred stock, 250,000 shares of Class D cumulative convertible preferred stock, and 400,000 shares of Class E cumulative convertible preferred stock.


                                      F25

    Cumulative Convertible Preferred Stock

Dividends on Class A, Class B, Class C, Class D, and Class E cumulative convertible preferred stock are cumulative and payable quarterly at 8%, 10%, 10%, 14%, and 15% per annum, respectively. Cumulative convertible preferred stock can be converted into common shares at any time as follows: Class A and Class B - five shares, Class C - two shares, Class D - two and one-half shares, and Class E - eight shares. The intrinsic value of any beneficial conversion option is recorded as preferred stock dividends at the time of preferred stock issuance. Dividends on Class B preferred are cumulative and payable monthly at 10% per annum. The dividends are based on $10 per share for all preferred shares. The Class B preferred was offered to certain note payable holders at a conversion of $10 per Class B preferred share. All preferred stock is non-voting. Warrants to purchase shares of the Company's common stock were given with the issuance of Class A, Class B, Class D, and Class E preferred stock and were valued at fair value using the Black Scholes pricing model. The Company may, but is not obligated to, redeem the preferred stock at $10.50 per share for Class A and Class B and $10.00 per share for Class C, Class D, and Class E, whenever the Company's common stock price exceeds certain defined criteria as defined in the preferred stock agreements. Upon the Company's call for redemption, the holders of the preferred stock called for redemption have the option to convert each preferred share into shares of the Company's common stock. Holders of preferred stock cannot require the Company to redeem their shares. The liquidation preference is the same as the redemption price for each class of preferred stock.

    Stock Compensation Plans

The Company has a 1999 Stock Compensation Plan, which permits the issuance of restricted stock and stock options to key employees and agents. All outstanding incentive stock options granted under the prior 1997 Stock Options Plan continue until all agreements have expired. There are 2,500,000 shares of common stock reserved for issuance through restricted stock, non-qualified stock option awards and incentive stock option awards. The Plans also provide that the term of each award be determined by the Board of Directors. Under the Plans, the exercise price of incentive stock options may not be less than the fair market value of the stock on the award date, and the options are exercisable for a period not to exceed ten years from award date.

The Company also has a 2000 Non-employee Director Stock Compensation Plan, which permits the issuance of stock options for 300,000 shares of common stock to non-employee directors. The exercise price of the stock options is the fair market value of the stock on the award date, and the options are exercisable for a period not to exceed ten years from award date.

    Employee Stock Purchase Plan

The Company has a 2000 Employee Stock Purchase Plan, which allows for the sale of 400,000 shares of Company common stock to qualified employees. At December 31, 2003, no shares were issued under the Plan.


                                      F26

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

    Stock Subscriptions Receivable

The Company has stock subscriptions receivable including interest receivable totaling $418,085 and $633,195 due to the Company at December 31, 2003 and 2002, respectively, from the issuance of common stock. Monthly interest only payments at interest ranging from 9% to 10% were required through December 2003 at which time any unpaid stock subscription receivable was due. The receivables are secured by the common stock issued. At December 31, 2003, the Company has reserved $71,000 related to stock subscriptions and interest receivable deemed to be uncollectible. The Company does not record interest receivable on the outstanding receivable balance once they have determined it to be uncollectible.

    Restricted Stock

The Company awards restricted common shares to selected employees. Recipients are not required to provide any consideration other than services. Company share awards are subject to certain restrictions on transfer, and all or part of the shares awarded may be subject to forfeiture upon the occurrence of certain events, including employment termination. The intrinsic value at the date of grant related to the shares awarded is generally amortized over three years, the vesting term of the awards. Compensation expense recorded during the years ended December 31, 2003, 2002, and 2001 in connection with the amortization of the award cost was $47,119, $78,292 and $92,749, respectively.

Restricted stock activity is as follows for the years ended December 31:

                               2003         2002          2001
                           ----------   -----------    ----------
Outstanding, January 1         45,066       75,337       113,829
     Issued                         -       22,434        83,000
     Vested                  (17,204)     (33,107)      (38,781)
     Forfeited               (10,843)     (19,598)      (82,711)
                           ----------   -----------    ---------
Outstanding, December 31       17,019       45,066        75,337
                           ==========   ===========    =========

    Stock Options

Stock option activity is as follows for the years ended December 31:


                                                Options                            Weighted-Average Exercise Price
                             --------------------------------------------    -------------------------------------
                                   2003           2002             2001              2003           2002         2001
                             -------------    ------------   ----- -----     ------------    -----------   ----------
Outstanding, January 1           1,093,157       1,050,024      1,145,507    $       2.45    $      2.55   $      2.31
     Granted                       747,775         249,300        839,500            1.35           0.96          1.20
     Exercised                     (3,000)               -      (615,933)            1.25              -          0.51
     Forfeited                   (180,500)       (206,167)      (319,050)            4.49           1.86          2.11
                             -------------    ------------   ------------    ------------    -----------   -----------
Outstanding, December 31         1,657,432       1,093,157      1,050,024    $       1.81    $      2.45   $      2.55
                             =============    ============   ============    ============    ===========   ===========


The  weighted-average  grant-date fair value of options granted during the years
ended  December  31,  2003,   2002,  and  2001  was  $1.20,   $0.86  and  $2.94,
respectively.


                                      F27

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

Options outstanding and exercisable as of December 31, 2003, are as follows:


                                               Outstanding                                   Exercisable
                           ----------------------------------------------------  -------------------------------------
                                                      Weighted - Average                                 Weighted-
                                                  ----------------------------
                                                                   Remaining                              Average
 Range of Exercise Prices                          Exercise       Contractual                         Exercise Price
                                  Options            Price        Life-Years          Options
---------------------------  -------------------   -----------   --------------   -----------------   ----------------
            $.60                       255,000     $    0.60             6.43              255,000    $         0.60
       $.93   to     $1.38             409,800          1.15             9.18              256,433              1.24
      $1.43   to     $2.08             688,766          1.67             7.90              620,658              1.68
      $2.50   to     $2.88             140,000          2.67             6.81              140,000              2.67
      $3.98   to     $5.38             109,666          4.48             6.67               92,166              4.57
      $6.00   to     $6.75              54,200          6.60             6.24               46,900              6.57
                             -----------------     ----------    -------------   -----------------    --------------
       $.60   to     $6.75           1,657,432     $    1.81             7.76            1,411,157    $         1.85
                             =================     ==========    =============   =================    ==============

    Stock Warrants

Stock warrants activity is as follows for the years ended December 31:

                                                     Outstanding                Weighted - Average Exercise Price
                             -----------------       ------------         ---------------------------------------
                                      2003        2002               2001            2003        2002             2001
                             -------------    ------------   ------------    ------------    -----------   -----------
Outstanding, January 1           4,327,396       9,564,450      8,093,464    $       2.05    $      2.37   $      8.71
     Granted                     3,687,447       2,546,690      9,483,530            1.53           1.46          2.32
     Exercised                   (556,881)               -              -            1.53              -             -
     Forfeited                    (36,088)     (7,783,744)    (8,012,544)            3.59           2.25          8.75
                             -------------    ------------   ------------    ------------    -----------   -----------
Outstanding, December 31         7,421,874       4,327,396      9,564,450    $       1.83    $      2.05   $      2.37
                             =============    ============   ============    ============    ===========   ===========

The weighted-average grant-date fair value of warrants granted during the years ended December 31, 2003, 2002 and 2001 was $1.10, $1.00 and $1.79, respectively.

Warrants outstanding and exercisable as of December 31, 2003, are as follows:

                                                      Weighted - Average
                                               ----------------------------------
                                                                    Remaining
   Range of Exercise                           Exercise Price      Contractual
        Prices                 Warrants                            Life-Years
------------------------  -------------------  ---------------   ----------------
       $.85 to    $1.25           2,465,997     $        1.02              4.13
      $1.50 to    $2.25           3,946,432              1.90              2.49
      $2.40 to    $3.56             501,025              2.52              3.15
      $4.00 to    $5.20             508,420              4.16              2.45
                          -----------------     -------------    --------------
       $.85 to    $5.20           7,421,874     $        1.83              3.08
                          =================     =============    ==============



                                      F28

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

Stock warrants issued for the years ended December 31 were awarded for:

                                       2003         2002          2001
                                  -----------   -----------    ---------
Warrant repricing                           -            -     8,012,544
Common stock                        1,812,259      728,357       441,642
Services rendered                     941,288      103,333       455,756
Preferred stock                       145,900      420,000        48,588
Debt issuance and guarantees          788,000    1,295,000       525,000
                                  -----------   -----------    ---------
                                    3,687,447    2,546,690     9,483,530
                                  ===========   ===========    =========

During the year ended December 31, 2003, 298,091 warrants were exercised with a weighted average exercise price of $1.05. Based on the warrant agreements, these warrants were exercised in lieu of cash with the warrant holder receiving 141,529 shares of common stock.

During the year ended December 31, 2003, the Company issued 400,000 five-year warrants with a weighted-average exercise price of $0.85 for services related to investor relations. These warrants were valued at $321,920 using the Black Scholes pricing model. During 2003, the Company issued 541,288 five-year warrants with a weighted-average exercise price of $1.02 for services related to equity financing.

During the year ended December 31, 2002, the Company issued 103,333 three-to five-year warrants with a weighted-average exercise price of $1.56 for services related to equity financing.

During the year ended December 31, 2001, the Company issued 455,756 one-to five-year warrants with a weighted-average exercise price of $2.16 for services related to equity financing. During 2001, the Company issued 48,588 two-to five-year warrants with a weighted-average exercise price of $3.69 for services related to preferred stock financing which were valued at $87,403 using the Black Scholes pricing model.

On August 2, 2001, the Company approved the repricing of all outstanding warrants issued at $8.75 to $2.25. The expiration date of these warrants was extended to October 11, 2002. The Company recorded $6,919,692 to the accumulated deficit related to the change in warrant value using the Black Scholes pricing model.

All warrants were recorded at fair value using the Black Scholes pricing model.

The fair value of stock warrants is the estimated present value at grant date using the Black Scholes pricing model with the following weighted-average assumptions:

                               2003      2002              2001
                           ---------    ------------   --------
Risk-free interest rate       2.37%           3.90%       5.30%
Expected life              3.4 years       4.5 years   4.5 years
Expected volatility            170%          151.3%       94.3%
Expected dividend rate           0%              0%          0%



                                      F29

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


--------------------------------------------------------------------------------
NOTE 11 - Income Taxes
--------------------------------------------------------------------------------

The Company has generated federal and state net operating losses of approximately $23,469,000 and $10,382,000, respectively, which, if not used, will begin to expire in 2004. Future changes in the ownership of the Company may place limitations on the use of these net operating loss carryforwards.

The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits. The change in the valuation allowance was $1,722,000, $402,000, and $1,757,200 for the years ended December 31, 2003, 2002 and 2001, respectively.

Components of net deferred income taxes are as follows at December 31:

                                                       2003            2002
                                                  -------------    -----------
Deferred income tax assets:
     Net operating loss carryforwards             $  9,387,000     $ 7,633,000
     Goodwill                                           65,000          90,000
     Asset valuation reserves                          285,000         231,000
     Accrued liabilities                                55,000          69,000
                                                  -------------    -----------
                                                     9,792,000       8,023,000
Less valuation allowance                           (9,674,000)     (7,952,000)
                                                  -------------    -----------
                                                       118,000          71,000
Deferred income tax liabilities - depreciation       (118,000)        (71,000)
                                                  -------------    -----------
Net deferred income tax assets                    $          -     $        -
                                                  =============    ==========

Income tax computed at the federal statutory rate reconciled to the effective tax rate is as follows for the years ended December 31:

                                          2003     2002          2001
                                        -------   ---------   -------
Federal statutory tax rate benefits     (35.0)  %   (35.0)  %  (35.0) %
State tax, net of federal benefit        (5.0)       (5.0)      (5.0)
Change in valuation allowance             39.6        36.1       33.0
Other                                      0.4         3.9        7.0
                                        -------   ---------   -------
Effective tax rate                         0.0  %      0.0  %     0.0 %
                                        =======   =========   =======



                                      F30

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


The Company has the following net operating loss carryforwards at December 31, 2003, for income tax purposes:

                                  Federal Net       State Net
         Year of Expiration     Operating Loss    Operating Loss
         ------------------     --------------  ------------------
               2004          $       1,050,000  $       1,050,000
               2005                    599,000            599,000
               2007                    501,000            501,000
               2008                     59,000             57,000
               2009                     22,000             22,000
               2011                    595,000            575,000
               2012                     25,000                  -
               2018                  1,122,000          1,096,000
               2019                  1,585,000            992,000
               2020                  4,839,000          1,587,000
               2021                  4,726,000          1,435,000
               2022                  4,353,000          1,230,000
               2023                  3,993,000          1,238,000
                             ------------------ -----------------
                             $      23,469,000  $      10,382,000
                             ================== =================

Under Internal Revenue Code Section 382, utilization of federal losses expiring prior to 2019 are limited to approximately $375,000 each year.


                                      F31

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

--------------------------------------------------------------------------------
NOTE 12 - Supplemental Cash Flows Information
--------------------------------------------------------------------------------


                                                                  2003          2002                       2001
                                                     -----------------    ----------------     -----------------
Cash paid for interest                                $         436,061   $        512,167     $       1,286,155
Noncash investing and financing transactions:
    Repricing of warrants                                             -                  -             6,919,692
    Stock options issued below fair market value
                                                                      -                  -             1,244,250
    Stock options issued for commissions earned
                                                                      -             53,745                     -
    Stock subscriptions receivable received for
        stock                                                         -                  -               610,000
    Issuance of preferred and common stock for
       acquisition of assets                                     76,500             18,590               386,000
    Current liabilities converted to stock                      192,690             59,755               225,613
    Common stock issued for guarantee of debt
                                                                      -             14,750               120,000
    Issuance of stock for intangible asset                            -                  -                83,750
    Purchase of customer lists and equipment
       through payable to Florida Cable                         465,000                  -                     -
    Notes payable and accrued interest converted
       to common and preferred stock
                                                                828,172          1,164,882               227,009
    Capitalized lease equipment purchases                             -            174,986                     -
    Conversion of preferred stock to common stock
                                                                 40,000            150,000               528,742
    Conversion of preferred stock into note payable
                                                                      -            400,000                     -
    Reduction of stock subscription receivable
       related to commission earned on equity
       transactions                                              36,977             40,563                     -
    Warrants issued related to modifications of
       long-term debt                                           208,447            528,650                     -
    Conversion of preferred stock dividends into
       common stock                                             113,209                  -                     -

--------------------------------------------------------------------------------
NOTE 13 - Retirement Savings Plan
--------------------------------------------------------------------------------

The Company has 401(k) profit sharing plan covering substantially all full-time employees. Employee contributions are limited to the maximum amount allowable by the Internal Revenue Code. The Company made no discretionary contributions for any of the years presented.


                                      F32

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

--------------------------------------------------------------------------------
NOTE 14 - Commitments and Contingencies
--------------------------------------------------------------------------------

    Operating leases

Office space was leased from an LLC which an officer of the Company was partial owner of through August 2003. In addition to basic monthly rents ranging from $16,640 to $17,653, the Company paid building maintenance costs, real estate taxes and assessments. During 2003, the Company converted $72,000 of accrued rent into 7,200 shares of Class C preferred stock. At December 31, 2003 and 2002, accrued rent of $56,560 and $141,060, respectively, was owed to this related party. In August 2003, the Company signed a new lease agreement with an unrelated party disclosed below.

The Company has various other operating leases for its corporate office space, vehicles and various equipment with lease terms expiring in August 2017. The monthly base rents range from $69,736 to $83,325, net of payments received from subleases. In July 2003, the Company entered into an agreement to sublease a portion of their office space through August 2008 for approximately $5,000 per month.The leases contain provisions for payments of real estate taxes, insurance and common area costs.

Total rent expense for the years ended December 31, 2003, 2002 and 2001 including common area costs and real estate taxes was approximately $578,000, $566,000 and $689,000, respectively. Rent expense with related parties for December 31, 2003, 2002, 2001 was approximately $59,000, $462,000 and $561,000, respectively.

Future minimum rental payments, net of payments received from subleases, are as follows for the years ending December 31:

                         Year                 Amount
                         -----        -----------------
                        2004          $         534,000
                        2005                    512,000
                        2006                    516,000
                        2007                    541,000
                        2008                    587,000
                     Thereafter               4,509,000
                                      -----------------
                                      $       7,199,000

    Legal proceedings

The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management believes that there is no pending legal proceedings against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's consolidated financial position, results of operations, or cash flows.


                                      F33

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001

--------------------------------------------------------------------------------
NOTE 15 - Significant Customers and Suppliers
--------------------------------------------------------------------------------

One customer represented approximately 16%, 13%, and 15% of revenues for the years ended December 31, 2003, 2002, and 2001, respectively.

The Company purchased materials from major suppliers approximately as follows for the years ended December 31:

                                                  Supplier
                ----------------------------------------------
                     A                B               C
                -------------   --------------   -------------
         2003       61%              4%               8%
         2002       58%              6%              12%
         2001       38%              19%             12%

The Company had revenues from companies that are associated with a director, who was elected to the board of directors during 2003, of approximately $1,124,000, $636,000, and $0 for the years ended December 31, 2003, 2002, and 2001, respectively. In addition, the Company had accounts receivable outstanding from these companies of approximately $142,000, $171,000, and $0 at December 31, 2003, 2002, and 2001, respectively.

--------------------------------------------------------------------------------
NOTE 16 - Business Segments
--------------------------------------------------------------------------------

The CTU subsidiary functions as one segment for integrated voice, video, data networking and computer technologies products and services, under one management structure, with one management financial reporting system, and having one unified marketing name.

With the start up of Multiband in February 2000, the Company added the segment providing voice, data, and video services to residential multi-dwelling units. MB USA's business model is similar to Multiband.

Segment disclosures are as follows:

                                                                                 Multiband/
                                                  Vicom                CTU       MB USA                    Total
                                           --------------    ----------------   ---------------    ---------------
Year Ended December 31, 2003:
   Revenues                                $            -    $     21,199,303    $    1,441,118    $    22,640,421
   Loss from operations                       (1,941,271)           (339,369)       (1,215,667)        (3,496,307)
   Identifiable assets                          5,691,867           5,254,221         2,956,797         13,902,885
   Depreciation and amortization                   45,789             432,364           518,226            996,379
   Capital expenditures                            13,342             424,047            89,547            526,936




                                      F34

                      VICOM, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2003, 2002 and 2001


                                                  Vicom               CTU            Multiband             Total
                                           --------------    ----------------    --------------    ---------------
Year Ended December 31, 2002:
   Revenues                                $            -    $     23,963,748    $      577,221    $    24,540,969
   Income (loss) from operations              (1,810,241)             172,689       (1,195,521)        (2,833,073)
   Identifiable assets                          3,151,891           5,282,233         1,913,192         10,347,316
   Depreciation and amortization                  142,426             482,390           490,641          1,115,457
   Capital expenditures                             2,126             814,464           458,844          1,275,434


                                                  Vicom             CTU              Multiband             Total
                                           --------------    ----------------    --------------    --------------
Year Ended December 31, 2001:
   Revenues                                $            -    $     32,011,187    $      249,590    $    32,260,777
   Loss from operations                       (2,079,592)           (299,553)       (1,618,003)        (3,997,148)
   Identifiable assets                          3,171,968           5,786,796         3,250,917         12,209,681
   Depreciation and amortization                  418,655             550,075           442,034          1,410,764
   Capital expenditures                             6,900             491,532         1,386,513          1,884,945


Segment disclosures are provided by entity to the extent practicable under the Company's accounting system.

--------------------------------------------------------------------------------
NOTE 17 - Subsequent Events
--------------------------------------------------------------------------------

On January 1, 2004, the Company entered into a stock purchase agreement with URON, Inc. (URON) to purchase all of the outstanding capital stock of URON for a total purchase price of 350,000 shares of the Company's common stock to be issued in installments as follows: a) 180,000 shares issued at closing, b) 170,000 shares held in escrow. The common shares issued to URON were valued at fair market value on the date of the agreement which was $1.31 per share for a purchase price of $458,500. The terms of the escrow are as follows: 50,000 shares to be released upon URON providing the Company with documentation satisfactory to the Company of a release from a certain vendor or any related entity of all liabilities incurred to a certain vendor by URON; 120,000 shares to be released in 40,000 share increments upon the Company's receipt of distributable gross profits, generated by certain customers, in increments of $75,000 cash. The escrow shall be terminated 24 months after the date of the agreement and any shares not released will be rescinded to the Company. The Company must register all shares issued within one year from the date of issuance. The reason for the purchase of URON is to continue to expand the Company's services related to voice, data and video services. The Company is acquiring the customer lists of URON and will be amortizing them over their estimated useful lives of three years.

In January 2004, the Company purchased the remaining 50% ownership of MB USA from Pace, by issuing 30,000 shares of common stock valued at $39,300 (Note 2).


                                      F35

          REPORT OF INDEPENDENT AUDITORS ON SUPPLEMENTARY INFORMATION




To Stockholders, Board of Directors, and Audit Committee
Vicom, Incorporated and subsidiaries
New Hope, Minnesota


Our report on our audits of the basic consolidated financial statements of Vicom, Incorporated and subsidiaries for the years ended December 31, 2003, 2002 and 2001 appears on page 1. The audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information on page 36 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
February  16, 2004


                                            VICOM, INCORPORATED AND SUBSIDIARIES
                                             VALUATION AND QUALIFYING ACCOUNTS
                                        Years Ended December 31, 2003, 2002 and 2001


--------------------------------------------- ------------------- --------------------- -------------------- -------------------
                  Column A                         Column B             Column C             Column D             Column E
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
                                                                   Additions Charged
                                                  Balance at          to Costs and                           Balance at End of
                Description                   Beginning of Year         Expenses             Deduction              Year
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
ALLOWANCE DEDUCTED FROM ASSET TO WHICH IT
APPLIES
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
Allowance for doubtful accounts receivable :
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2003                                                 $236,000                     -        $13,000   (A)            $223,000
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2002                                                  178,000                58,000                  -              $236,000
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2001                                                  159,000               141,000        122,000   (A)            $178,000
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
Notes receivable:
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2003                                                   30,000                     -        $30,000   (A)                   -
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2002                                                        -               $30,000              -                   $30,000
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2001                                                        -                     -
                                                                                     -              -
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
Stock subscriptions and interest receivable:
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2003                                                        -               $71,000              -                   $71,000
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2002                                                        -                     -              -                         -
--------------------------------------------- ------------------- --------------------- -------------------- -------------------
   2001                                                        -                     -              -                         -
--------------------------------------------- ------------------- --------------------- -------------------- -------------------


         (A) Write-off uncollectible receivables

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.

         The following table sets forth expenses and costs payable by the Registrant expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee.


                                                            Amount
                                                            ------
Registration fee under Securities Act.................      $371.00
Selling Agent's commissions...........................        $0.00
Legal fees and expenses...............................   $12,011.00
Accounting fees and expenses..........................    $4,410.00
Printing expenses.....................................    $2,000.00
Registrar and transfer agent fees.....................        $0.00
Miscellaneous expenses................................    $1,208.00

   Total..............................................   $20,000.00





Item 14.  Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Statutes empowers a Minnesota corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         Article VII of the Registrant's Articles of Incorporation eliminates the liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty except for any breach of a director's duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Sections 302A.559 of the Minnesota Statutes (relating to illegal distributions) or Section 80A.23 of the Minnesota Statutes (relating to securities law violations), for any transaction from which the director derived an improper personal benefit; or for any act or omission occurring prior to May 22, 1987, which is the date that this provision in the Registrant's Articles became effective.

         The above discussion of Section 302A.521 and of the Registrant's Articles of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Articles of Incorporation. The Registrant has insurance in the amount of $1,000,000 per occurrence insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 15.  Recent Sales of Unregistered Securities

               During the last three years the registrant has issued various securities, described in more detail in the Company's forms 10Q and 10K filed during those periods that were not registered under the Securities Act. The Securities were offered and sold by us in reliance upon the exemptions provided under Section 4(2) under the Securities Act relating to sales not involving any public offering, and/or Rule 506 of Regulation D under the Securities Act. The certificates representing the Securities sold bear a restrictive legend that prohibits transfer without registration or an applicable exemption. All purchasers signed agreements stating that they were purchasing for investment purposes only in which contain restrictions on the transfer of the Securities sold.

Item 16. Exhibits

         The following documents are filed as exhibits to this registration statement:


Exhibit No.     Description

2.1 Asset Purchase Agreement and related documents with Enstar Networking Corporation dated December 31, 1998(1)

2.2  Agreement and Plan of Merger with Ekman, Inc. dated December 29, 1999(1)

3.1  Amended and Restated Articles of Incorporation of Vicom, Inc.(1)

3.2  Restated Bylaws of Vicom, Incorporated(1)

3.3  Articles of Incorporation of Corporate Technologies, USA, Inc.(1)

3.4  Bylaws of Corporate Technologies, USA, Inc.(1)

4.1 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock dated December 9, 1998(1)

4.2  Form of Warrant Agreement(1)

4.3  Warrant Agreement with James Mandel dated December 29, 1999(1)

4.4  Warrant Agreement with Marvin Frieman dated December 29, 1999(1)

4.5  Warrant Agreement with Pierce McNally dated December 29, 1999(1)

4.6  Warrant Agreement with Enstar, Inc. dated December 29, 1999(1)

4.7  Warrant Agreement with David Ekman dated December 29, 1999(1)

4.8 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 10% Class C Cumulative Convertible Stock(6)

4.9 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 14% Class D Cumulative Convertible Stock(2)

4.10 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 15% Class E Cumulative Convertible Stock(2)

4.11 Securities Purchase Agreement Dated September 18, 2003(6)

4.12 Secured Convertible Note Agreement (7)

5.1  Opinion of Steven M. Bell, Esq.(6)

10.1 Vicom Lease with Marbell Realty dated June 20, 1996(1)

10.2 Employment Agreement with Marvin Frieman dated October 1, 1996(1)

10.3 Employment Agreement with Steven Bell dated October 1, 1996(1)

10.4 Employment Agreement with James Mandel dated August 14, 1998(1)

10.5 Vicom Associate Agreement with NEC America, Inc. dated June 1999(1)

10.6 Loan Agreement with Wells Fargo dated June 17, 1999(1)

10.7 Employment Agreement with David Ekman dated December 29, 1999(1)

10.8 Debenture Loan Agreement with Convergent Capital dated March 9, 2000(1)

10.9 Corporate Technologies, USA, Inc. lease with David Ekman dated January 19, 2000(1)

10.10Amendment  dated July 11, 2000 to debenture loan agreement with  Convergent
     Capital dated March 9, 2000.(2)

10.11 Corporate Technologies agreement with Siemens dated December 14, 2001(4)

10.12 Note with Pyramid Trading, L.P. (4)

10.14 Employment Agreement of Steven M. Bell dated January, 1, 2002(5)

10.15 Employment Agreement of James Mandel dated January 1, 2002(5)

19.1 2000 Non-Employee Director Stock Compensation Plan(3)

19.2 2000 Employee Stock Purchase Plan(3)

21.1 List of subsidiaries of the registrant(1)

23.1 Consent of Virchow, Krause & Company, LLP(8)

24.1 Power of Attorney (included on signature page of original registration statement)

31   Section 906 of Sarbanes-Oxley Act of 2002 - James Mandel

32   Section 906 of Sarbanes-Oxley Act of 2002 - Steven Bell

(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.



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

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q, filed May 15, 2002

(6) Previously filed as the same exhibit to registrant's Form 8-K filed September 24, 2003.

(7) Previously filed as the same exhibit to Registrant's Form 8-K filed December 16, 2003.

(8)  Filed herewith.


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


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act of 1993, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on July 9, 2004.

                                  VICOM, INCORPORATED
                                  By: /s/ Steven M. Bell
                                    ---------------------------------------
                                      President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in their capacities indicated as of July 9, 2004


Signature                  Title

Steven.  M. Bell           President, Chief Financial Officer and Director
/s/ Steven M. Bell         (Principal Financial and Accounting Officer)

Frank Bennett
/s/  Frank Bennett         Director

Jonathan Dodge
/s/  Jonathan Dodge        Director


David Ekman
/s/  David Ekman           Director


Eugene Harris
/s/  Eugene Harris         Director


James L. Mandel
/s/  James L. Mandel       Chief Executive Officer and Director
                           (Principal Executive Officer)

Donald Miller
/s/  Donald Miller         Director and Chairman


David Weiss
/s/  David Weiss           Director



*By:

          Steven M. Bell
          Attorney-in-Fact



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